Exhibit 10.1

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 11, 2021

by and among

ORTHO-CLINICAL DIAGNOSTICS US FINANCECO I, LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

ORTHO-CLINICAL DIAGNOSTICS, INC.,

as initial Master Servicer

Page

ARTICLE I	DEFINITIONS1
SECTION 1.01.	Certain Defined Terms1
SECTION 1.02.	Other Interpretative Matters29
ARTICLE II	TERMS OF THE PURCHASES AND INVESTMENTS30
SECTION 2.01.	Purchase Facility30
SECTION 2.02.	Making Investments; Return of Capital31
SECTION 2.03.	Yield and Fees33
SECTION 2.04.	Records of Investments and Capital33
ARTICLE III	seller guaranty33
SECTION 3.01.	Guaranty of Payment33
SECTION 3.02.	Unconditional Guaranty34
SECTION 3.03.	Modifications35
SECTION 3.04.	Waiver of Rights35
SECTION 3.05.	Reinstatement36
SECTION 3.06.	Remedies37
SECTION 3.07.	Subrogation37
SECTION 3.08.	Inducement37
SECTION 3.09.	Security Interest37
SECTION 3.10.	Further Assurances38
ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS38
SECTION 4.01.	Settlement Procedures38
SECTION 4.02.	Payments and Computations, Etc41
ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST42
SECTION 5.01.	Increased Costs42
SECTION 5.02.	[Reserved]44
SECTION 5.03.	Taxes44
SECTION 5.04.	Inability to Determine LMIR; Change in Legality47
SECTION 5.05.	Back-Up Security Interest48
SECTION 5.06.	Benchmark Replacement Setting48

-i-

(continued)

Page

ARTICLE VI	CONDITIONS to Effectiveness and INVESTMENTS56
SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Investment56
SECTION 6.02.	Conditions Precedent to All Investments56
SECTION 6.03.	Conditions Precedent to All Releases57
ARTICLE VII	REPRESENTATIONS AND WARRANTIES58
SECTION 7.01.	Representations and Warranties of the Seller58
SECTION 7.02.	Representations and Warranties of the Master Servicer65
ARTICLE VIII	COVENANTS71
SECTION 8.01.	Covenants of the Seller71
SECTION 8.02.	Covenants of the Master Servicer80
SECTION 8.03.	Separate Existence of the Seller87
ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES91
SECTION 9.01.	Appointment of the Master Servicer91
SECTION 9.02.	Duties of the Master Servicer92
SECTION 9.03.	Collection Account Arrangements93
SECTION 9.04.	Enforcement Rights94
SECTION 9.05.	Responsibilities of the Seller95
SECTION 9.06.	Servicing Fee96
ARTICLE X	EVENTS OF TERMINATION96
SECTION 10.01.	Events of Termination96
ARTICLE XI	THE ADMINISTRATIVE AGENT99
SECTION 11.01.	Authorization and Action99
SECTION 11.02.	Administrative Agent’s Reliance, Etc99
SECTION 11.03.	Administrative Agent and Affiliates100
SECTION 11.04.	Indemnification of Administrative Agent100
SECTION 11.05.	Delegation of Duties100
SECTION 11.06.	Action or Inaction by Administrative Agent100
SECTION 11.07.	Notice of Events of Termination; Action by Administrative Agent101
SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties101

-ii-

(continued)

Page

SECTION 11.09.	Successor Administrative Agent101
ARTICLE XII	[RESERVED]102
ARTICLE XIII	INDEMNIFICATION102
SECTION 13.01.	Indemnities by the Seller102
SECTION 13.02.	Indemnification by the Master Servicer105
ARTICLE XIV	MISCELLANEOUS106
SECTION 14.01.	Amendments, Etc106
SECTION 14.02.	Notices, Etc107
SECTION 14.03.	Assignability; Addition of Purchasers108
SECTION 14.04.	Costs and Expenses110
SECTION 14.05.	No Proceedings; Limitation on Payments111
SECTION 14.06.	Confidentiality111
SECTION 14.07.	GOVERNING LAW112
SECTION 14.08.	Execution in Counterparts113
SECTION 14.09.	Integration; Binding Effect; Survival of Termination113
SECTION 14.10.	CONSENT TO JURISDICTION113
SECTION 14.11.	WAIVER OF JURY TRIAL114
SECTION 14.12.	Ratable Payments114
SECTION 14.13.	Limitation of Liability114
SECTION 14.14.	Intent of the Parties115
SECTION 14.15.	USA Patriot Act115
SECTION 14.16.	Right of Setoff115
SECTION 14.17.	Severability115
SECTION 14.18.	Mutual Negotiations116
SECTION 14.19.	Captions and Cross References116

-iii-

(continued)

Page

EXHIBITS

EXHIBIT A–Form of Investment Request

EXHIBIT B–Form of Reduction Notice

EXHIBIT C–Form of Assignment and Acceptance Agreement
EXHIBIT D–[Reserved]
EXHIBIT E–[Reserved]
EXHIBIT F–Credit and Collection Policy
EXHIBIT G–Form of Monthly Report
EXHIBIT H–Form of Compliance Certificate
EXHIBIT I–Closing Memorandum

EXHIBIT J–Form of Weekly Report

SCHEDULES

SCHEDULE I–Commitments
SCHEDULE II–Lock-Boxes, Collection Accounts and Collection Account Banks

SCHEDULE III–Notice Addresses

SCHEDULE IV–Initial Schedule of Sold Receivables

SCHEDULE V–Purchaser’s Account

SCHEDULE VI–Chief Executive Office

SCHEDULE VII–Litigation Against Master Servicer

-iv-

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 11, 2021 by and among the following parties:

(i)	ORTHO-CLINICAL DIAGNOSTICS US FINANCECO I, LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);
(ii)	the Persons from time to time party hereto as Purchasers;
(iii)	WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent; and
(iv)

ORTHO-CLINICAL DIAGNOSTICS, INC., a New York corporation, in its individual capacity (“Ortho”) and as initial Master Servicer (in such capacity, together with its successors and assigns in such capacity, the “Master Servicer”).

PRELIMINARY STATEMENTS

The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Sale Agreement.  The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Adjusted Net Pool Balance” means, at any time, an amount equal to (a) the Net Pool Balance at such time, minus (b) if elected by the Administrative Agent in its sole discretion upon not less than ten (10) Business Days’ written notice to the Seller, the FOB Destination Reserve at such time, minus (c) the Instrument Reserve at such time, minus (d) the Cardinal Rebate Reserve at such time, minus (e) the Customer Rebate Reserve at such time.

“Administrative Agent” means Wells, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Facility Documents shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Purchaser Party and each of their respective Affiliates.

“Affiliate” of any person means (a) any other person which directly, or indirectly through one or more intermediaries, controls such person or (b) any other person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)the Prime Rate;

(b)0.50% per annum above the latest Federal Funds Rate; and

(c)1.00% per annum above LMIR.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means, as to any Person, all statutes, laws, ordinances, rules and regulations of any Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

2

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Approved Foreign Jurisdiction” means, at any time, any country that is not a Sanctioned Country at such time.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Purchaser, an Eligible Assignee and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“Availability” means, as of any date of determination, the amount of any undrawn funding commitments available to be borrowed under the Ortho Credit Agreement at such time.  For the avoidance of doubt, if any of the conditions precedent to borrowing under the Ortho Credit Agreement are not then satisfied, the “Availability” at such time shall be zero.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which the Seller or its ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Billed Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has been sent to the Obligor thereof.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, (c) in the case of any partnership, the board of directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day (other than a Saturday or Sunday) on which:  (a) banks are not authorized or required to close in Atlanta, Georgia, or New York City, New York and (b) if this definition of “Business Day” is utilized in connection with LMIR, dealings are carried out in the London interbank market.

“Calculation Period” means each calendar month.

“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article

3

II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Adjusted Net Pool Balance at such time, minus (b) the Required Reserve at such time.

“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Capital Coverage Amount at such time.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cardinal Rebate Reserve” means, at any time, the amount that is designated in Ortho’s general ledger accounting system under GL Account # 11331002 (or any replacement GL Account #) representing (i) rebates or adjustments earned in a current period and arising as a result of a contractual agreement between an Originator and an Obligor relating to volume rebates, incentive or promotional programs or similar arrangements and (ii) which will be applied in a future period.

“Cash Control Trigger Event” means the occurrence of any of the following events: (i) an Event of Termination or (ii) the Availability at any time is less than $50,000,000.

“Certificate of Formation” means the Certificate of Formation of the Seller filed with the Delaware Secretary of State on August 30, 2016.

“Change in Control” means the occurrence of any of the following:

(a)Ortho ceases to own, directly, 100% of the issued and outstanding Equity Interests of the Seller free and clear of all Adverse Claims;

(b)Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Ortho, any Originator or Master Servicer;

(c)a “Change of Control” under the Ortho Credit Agreement as in effect on the Closing Date (without giving effect to any waiver, amendment, restatement, supplement or other modification or termination thereof).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based

4

Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means June 11, 2021.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collection Account” means each concentration account, depositary account, lock-box clearing account or similar account (in each case, in the name of the Seller) in which any Collections are collected or deposited and which is listed on Schedule II hereto

“Collection Account Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.

“Collections” means, with respect to any Pool Receivable:  (a) all funds that are received by any Originator, the Seller, the Master Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Purchaser, the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I or in the agreement pursuant to which it became a Purchaser, as such amount may be (i) modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e) or (ii) increased pursuant to Section 2.02(g).  If the context so requires, “Commitment” also refers to a Purchaser’s obligation to fund Investments hereunder in accordance with this Agreement.

5

“Company Competitor” means any Person that competes with the business of Parent, the Originators and their Subsidiaries from time to time.

“Concentration Coverage Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors and (c) the largest Obligor Percentage of the Group B Obligors.

“Concentration Percentage” means, at any time, (a) with respect to any single Special Obligor and its Affiliates (if any), the “Concentration Percentage” set forth opposite such Special Obligor in the definition of “Special Obligor” hereunder and (b) with respect any single Obligor (other than a Special Obligor) and its Affiliates (if any), the applicable concentration percentage shall be determined as follows for such Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

Group	S&P Rating	Moody’s Rating	Concentration Percentage
Group A Obligor	A-1 or higher or between A+ and AAA	P-1 or higher or between A1 and Aaa	20.00%
Group B Obligor	A-2 or between BBB+ and A	P-2 or between Baa1 and A2	16.00%
Group C Obligor	A-3 or between BB and BBB	P-3 or between Ba2 and Baa2	8.00%
Group D Obligor	Below A-3 or Not Rated by either S&P or Moody’s or below BB	Below P-3 or Not Rated by either S&P or Moody’s or below Ba2	4.00%

;provided, however, that if any Obligor is a Non-Rated Obligor, the applicable Concentration Percentage shall be the one set forth in the last line of the table above.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Contractual Dilution” means any dilution or similar adjustments arising out of volume rebates, promotional programs or similar arrangements which are customary for the Originators and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof.

“Contractual Dilution Reserve” means the FOB Destination Reserve, the Instrument Reserve, the Cardinal Rebate Reserve and the Customer Rebate Reserve.

6

“Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a Collection Account Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a Collection Account without further consent of any applicable Ortho Party; provided, however, that any such agreement shall allow an Ortho Party to give instructions with respect to such Collection Account prior to delivery of a Notice of Exclusive Control.

“Country Specific Receivables” means, with respect to any Approved Foreign Jurisdiction, all Receivables the Obligor of which is domiciled in such Approved Foreign Jurisdiction.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.

“Customer Rebate Reserve” means, at any time, the amount that is designated in Ortho’s general ledger accounting system under GL Account # 11341002 (or any replacement GL Account #) representing (i) rebates or adjustments earned in a current period and arising as a result of a contractual agreement between an Originator and an Obligor relating to volume rebates, incentive or promotional programs or similar arrangements and (ii) which will be applied in a future period.

“Cut-Off Date” means, on any date of determination, the last day of the Calculation Period then most recently ended.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Pool Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Pool Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debt” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all monetary obligations of such Person owing under Hedge Agreements and (g) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co‑made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

7

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last four (4) months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable:

(a)as to which the Obligor thereof has suffered an Insolvency Proceeding;

(b)which, consistent with the Credit and Collection Policy, should be written off as uncollectible;

(c)that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or

(d)as to which any payment, or part thereof, remains unpaid for more than 120 days from the date that the original invoice or bill with respect thereto was sent to the Obligor thereof.

“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at such time, divided by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

“Dilution” has the meaning set forth in Section 4.01(d).

“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the Calculation Period ending one (1) month prior to such Cut-Off Date plus one-half of the aggregate sales generated by the Originators during the Calculation Period ending two (2) months prior to such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.  Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Master Servicer and the Originators, to the extent such audit or exam demonstrates that the actual horizon has been different than that set forth in the numerator of the Dilution Horizon Ratio set forth above, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent in its reasonable discretion to better reflect the actual horizon determined in such audit or exam upon not less than ten (10) Business Days’ notice to the Seller.

8

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Non-Contractual Dilution during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period ending one (1) month prior to such Cut-Off Date.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:  (a) the sum of (i) the Stress Factor, times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest three-month rolling average Dilution Ratio over the 12-month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Disqualified Institution” means (a) each bank, financial institution or other institutional lender identified on a list made available to the Administrative Agent on the Closing Date, (b) any Company Competitor identified on a list made available to the Administrative Agent from time to time, (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates readily identifiable solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of such entity and (d) subject to the Administrative Agent’s consent (which shall not be unreasonably withheld, conditioned or delayed), each bank, financial institution or other institutional lender identified to the Administrative Agent by the Seller from time to time.  It is understood and agreed that no updates to the Disqualified Institution list shall be deemed to retroactively disqualify any Persons that have previously acquired an assignment or participation interest in any Capital or the Commitments. For the purposes of clause (b), such list shall be made available to the Administrative Agent pursuant to Section 14.02.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Dynamic Reserve” means the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve.

“Eligible Assignee” means (i) any Purchaser or any of its Affiliates, (ii) any Person managed by a Purchaser or any of its Affiliates and (iii) any other financial institution; provided, however, that to no Disqualified Institution shall constitute an “Eligible Assignee”, to the extent that such Disqualified Institution has been included on the list of Disqualified Institutions that has been made available to the Administrative Agent.

9

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)the Obligor of which (i) is not a Sanctioned Person, (ii) is not an Affiliate of any Ortho Party, (iii) is domiciled in the United States of America or an Approved Foreign Jurisdiction, (iv) is not domiciled in Quebec, Canada, (v) is not a Governmental Authority, (vi) is not a natural person and (vii) is not a supplier to any Originator or an Affiliate of any Originator;

(b)which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable, (iii) owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Billed Receivables owing from such Obligor are either Delinquent Receivables or Defaulted Receivables or (iv) a Lease Receivable;

(c)which is due within 60 days of the original invoice date therefor;

(d)which (i) is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions and is not evidenced by “chattel paper”, “promissory notes” or other “instruments” as defined in section 9-102 of the UCC of all applicable jurisdictions, (ii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC of any applicable jurisdiction), (iii) has not arisen from an agreement regulated by consumer credit legislation of any kind, (iv) is not an Unbilled Receivable and (v) is not payable in installments;

(e)which is denominated and payable only in United States dollars to a Lock-Box or Collection Account located in the United States;

(f)which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g)which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;

(h)which, together with the Contract related thereto, does not contravene in any material respect any Applicable Law, rule or regulation applicable thereto (including, without limitation, Sanctions, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation D and Regulation B of the Federal Reserve Board, and applicable judgments, decrees, injunctions, writs, orders, or line of action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

10

(i)which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(j)which was generated in the ordinary course of the applicable Originator’s business;

(k)which arises solely from the arm’s-length sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part);

(l)which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted dispute, counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Lien of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such rescission, set-off, dispute, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable);

(m)as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

(n)as to which all right, title and interest to and in which has been validly transferred by the applicable Originator to Seller pursuant to the Sale Agreement, and Seller has good and marketable title thereto free and clear of any Lien;

(o)is required to be paid directly to a Lock-Box or Collection Account that is subject to a Control Agreement;

(p)for which no Ortho Party has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;

(q)which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

11

(r)which if both (i) the related invoice includes both Receivables and Lease Receivables and (ii) a Lease Receivables Financing is then outstanding, the face of the related invoice separately identifies the amount which constitutes Lease Receivables and the amount that constitutes Receivables; and

(s)as to which the Administrative Agent has not notified the Seller that the Administrative Agent has determined, in its Permitted Discretion based on the findings from any audit or field exam of the Receivables, that such Receivable (or class of Receivables) or Obligor of such Receivable represents an unacceptable risk for funding hereunder either (i) because of credit risk with respect thereto or (i) because the existence thereof or the accuracy of the reporting of the balance thereof is unable to be confirmed.

“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any Person subject to ERISA that is a party to an arrangement with the Seller or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under Code Section 414(o).

“Event of Termination” has the meaning specified in Section 10.01.  For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means, as of any date, the sum of the following amounts, without duplication:

(a)the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

12

(b)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is domiciled in an Approved Foreign Jurisdiction, over (ii) the product of (x) 8.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus

(c)the sum of the amounts calculated for each group of Country Specific Receivables (other than Canada, England, Scotland, Wales and Northern Ireland) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such group of Country Specific Receivables, over (ii) the product of (x) 3.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser becomes a Purchaser or funds (or otherwise acquires an interest) an Investment, Capital or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Account” means the Seller’s account no. 4790241905 at Wells Fargo Bank, N.A., ABA #121000248, Account Name: Ortho-Clinical Diagnostics US FinanceCo I, LLC, or such other account as may be designated by the Seller from time to time in a writing delivered to the Administrative Agent and each Purchaser.

“Facility Documents” means this Agreement, the Sale Agreement, the Control Agreements, the Fee Letter, the Performance Guarantee, the Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Facility Limit” means $75,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased pursuant to Section 2.02(g).  References to the unused portion of the Facility Limit means, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

13

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“FDA” means the U.S. Food and Drug Administration and any Governmental Authority successor thereto.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).”  If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.”  If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Bank” means a regional bank of the Federal Reserve System, the central banking system of the U.S., created by the Federal Reserve Act of 1913.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full, (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Facility Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Covenant Breach” means a breach that shall occur if the “First Lien Net Leverage Ratio” calculated as of the last day of each fiscal quarter of Parent exceeds (i) 6.00:1.00 for each fiscal quarter ending prior to June 30, 2021, (ii) 5.50:1.00 for each fiscal quarter ending after June 30, 2021 and on or prior to September 30, 2022 and (iii) 5.00:1:00 for each fiscal quarter ending thereafter.  For purposes of this definition of “Financial Covenant Breach”:

14

(a)unless otherwise defined in this Agreement, the terms used in this definition (including all defined terms used within such terms) shall have the respective meaning assigned to such terms in the Ortho Credit Agreement; and

(b)any reference to the “Ortho Credit Agreement” is to such agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof (unless otherwise agreed to in writing by the Administrative Agent in its sole discretion).

“Financial Officer” of any Person means, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“FOB Destination Reserve” means, at any time, the amount that is designated in Ortho’s general ledger accounting system under GL Account # 11310050 (or any replacement GL Account #) representing products shipped and billed but ownership has not yet been transferred, pending receipt at destination.

“Form 8-K” means the periodic report on Form 8-K, required by the SEC, pursuant to the Exchange Act for reporting companies subject thereto.

“Form 10-K” means the annual report on Form 10-K, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Form 10-Q” means the quarterly report on Form 10-Q, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group A Obligor,” “Group B Obligor” or “Group C Obligor” shall be determined as of any date with respect any single Obligor (other than a Special Obligor) and its Affiliates (if any) based on the short term unsecured debt ratings currently assigned to them by S&P and Moody’s

15

(or in the absence thereof, the equivalent long term unsecured senior debt ratings) and the table set forth in the definition of “Concentration Percentage”.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Healthcare Laws” means, collectively, any and all federal, state or local laws, rules, regulations, orders, administrative manuals, guidelines and requirements relating to any of the following: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub.  L.  No. 108173)); (b) any Government reimbursement program; (c) quality, safety certification and accreditation standards and requirements; (d) the Health Insurance Portability and Accountability Act of 1996 and all other applicable law relating to protection of information or privacy; (e) fee-splitting prohibitions; and (f) any and all other applicable federal, state or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Facility Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” has the meaning set forth in Section 8.03(c).

“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.

16

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition or readjustment of debts, appointment of a receiver, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for such Person or the creditors of such Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Instrument Reserve” means, at any time, the amount that is designated in Ortho’s general ledger accounting system under GL Account # 11310050 (or any replacement GL Account #) representing instruments that have been placed at the customers location but ownership  has not yet been accepted, pending the instrument being placed in service.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Intercreditor Agreement” means an intercreditor agreement, to be entered into among the Administrative Agent, one or more Lease Receivable Financier, the Master Servicer and each of the other parties from time to time party thereto.

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the Purchasers pursuant to Section 2.02(a).

“IRS” means the Internal Revenue Service.

“Junior Financing” has the meaning assigned to such terms in the Ortho Credit Agreement.

“Lease” means any of the equipment lease contracts or agreements (or separate schedules or supplements to a master lease agreement) entered into with an Obligor for the leasing of equipment by such Obligor; provided, however, that an arrangement that satisfies each of the following shall not constitute a “Lease”: (i) it is not documented as a lease contract or lease agreement, (ii) it is not referred to therein as a “lease” and does not use the terms “lessor” or lessee”, (iii) it is not payable in installments and (iv) it provides for certain benefits to an Obligor in connection with achieving certain minimum sales levels.

“Lease Receivable” means, with respect to any Lease, the right to receive all payments that are payable under such Lease.

17

“Lease Receivable Collections” means, with respect to any Lease Receivable:  (a) all funds that are received by any Originator, the Seller, the Master Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Lease Receivable (including lease payments, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Lease Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Lease Receivable and available to be applied thereon) and (b) all other proceeds of such Lease Receivable.

“Lease Receivable Financier” means any party to any Lease Receivable Financing Document that is not an Affiliate of any Originator.

“Lease Receivable Financing” means any transaction or series of transactions that may be entered into by one or more Originators and a Lease Receivable Financier pursuant to which one or more Originators may (a) sell, transfer, assign or convey Lease Receivables to a Lease Receivable Financier, (b) finance Lease Receivables with a Lease Receivable Financier and/or (c) grant a security interest in Lease Receivables to a Lease Receivable Financier.

“Lease Receivable Financing Document” means each purchase agreement, sale agreement, credit agreement, loan agreement, repurchase agreement, security agreement and/or other financing agreement entered into from time to time between, among others, a Lease Receivable Financier and one or more Originators in connection with a Lease Receivable Financing.

“LIBOR Market Index Rate” means, for any day, the greater of (a) 0% per annum, and (b) the one-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Limited Liability Company Agreement” means the Seller’s Limited Liability Company Agreement, dated as of the Closing Date.

“LMIR” means, on any date of determination the LIBOR Market Index Rate.

18

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Stress Factor, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Majority Purchasers” means one or more Purchasers representing more than 50% of the aggregate Commitments of all Purchasers (or, if the Commitments have been terminated, Purchasers representing 100% of the aggregate outstanding Capital held by all the Purchasers); provided, however, that in no event shall the Majority Purchasers include fewer than two (2) Purchasers at any time when there are two (2) or more Purchasers.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Master Servicer” has the meaning set forth in the preamble to this Agreement.

“Master Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Master Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Seller, the Master Servicer, the Performance Guarantor and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

(a)the assets, operations, business or financial condition of the Seller, the Master Servicer, the Performance Guarantor or any Originator;

(b)the ability of the Seller, the Master Servicer, the Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Facility Document to which it is a party;

(c)the validity or enforceability of this Agreement or any other Facility Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d)the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or

(e)the rights and remedies of any Purchaser Party under the Facility Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.

19

“Monthly Report” means a report, in substantially the form of Exhibit G.

“Monthly Settlement Date” means (i) initially, June 15, 2021 and (ii) thereafter, the 15th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Net Pool Balance” means, at any time, (a) the aggregate Outstanding Balance of all Eligible Receivables at such time in the Receivables Pool, minus (b) the Excess Concentration at such time.

“Non-Contractual Dilution” means all Dilution other than Contractual Dilution.

“Non-Rated Obligor” means any Obligor rated below A-3 or P-3 by S&P or Moody’s, respectively, or which is not rated by either S&P or Moody’s.

“Notice of Exclusive Control” means, with respect to a Control Agreement, a notice given by the Administrative Agent to the related Collection Account Bank in substantially the form prescribed by or attached to such Control Agreement pursuant to which the Administrative Agent exercises its exclusive right to direct the disposition of funds on deposit in the applicable Collection Account(s) in accordance with such Control Agreement.

“Obligor” means (i) with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable and (ii) with respect to any Lease Receivable, the Person obligated to make payments pursuant to the Lease relating to such Lease Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Originator” and “Originators” have the meaning set forth in the Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the prior written consent of the Administrative Agent.

“Ortho” has the meaning set forth in the preamble to this Agreement.

“Ortho Credit Agreement” means that certain Credit Agreement, entered into as of June 30, 2014, among Ortho-Clinical Diagnostics S.A.  and Ortho-Clinical Diagnostics, Inc. as borrowers, the Parent, each lender from time to time party hereto, as Lenders, Barclays Bank PLC, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Nomura Securities

20

International, Inc., collectively, as co-syndication agents, Jefferies Finance LLC, The Royal Bank Of Scotland PLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, ING Capital LLC, as Senior Managing Administrative Agent, and Barclays Bank PLC, as administrative agent, collateral agent, swing line lender and L/C issuer, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“Ortho Party” means the Seller, the Master Servicer, each Sub-Servicer, the Originator, Ortho, Parent and the Performance Guarantor.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Capital or Facility Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, performance, filing, recording or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Facility Documents and the other documents or agreements to be delivered hereunder or thereunder.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Parent” means Ortho Clinical Diagnostics Holdings plc, a public limited company incorporated under the laws of England and Wales.

“Parent Group” has the meaning set forth in Section 8.03(c).

“Participant” has the meaning set forth in Section 14.03(d).

“Participant Register” has the meaning set forth in Section 14.03(e).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“Percentage” means, at any time of determination, with respect to any Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of such Purchasers at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate

21

Commitments of all Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.

“Performance Guarantee” means the Performance Guarantee, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Performance Guarantor” means Parent.

“Permitted Discretion” means a determination made by Administrative Agent in good faith and in the exercise of reasonable (from the perspective of an institutional investor in accounts) business judgment exercised in accordance with the Administrative Agent’s generally applicable policies for the purchase or financing of accounts.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“Pool Receivable” means a Receivable in the Receivables Pool.  For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Products” means any item or any service that is designed, created, manufactured, managed, performed, or otherwise used, offered, or handled by or on behalf of any Originator.

“Public Health Laws” means all applicable laws, regulations and other requirements relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, or promotion of any medical device or other product subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and similar state laws or consumer product safety laws.

“Purchase and Sale Termination Event” means any “Event of Termination” as defined in the Sale Agreement.

“Purchaser Party” means each Purchaser and the Administrative Agent.

“Purchaser’s Account” means, with respect to any Purchaser, the applicable account set forth on Schedule V hereto or such other account from time to time designated in writing by such Purchaser to the Seller and the Administrative Agent for purposes of receiving payments to or for the account of such Purchaser hereunder.

22

“Purchasers” means Wells and each other Person that is or becomes a party to this Agreement in the capacity of a “Purchaser”.

“Quarterly Date” means the Monthly Settlement Date occurring in the months of February, May, August and November.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto.  Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Sale Agreement prior to the Termination Date.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Register” has the meaning set forth in Section 14.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto;

(b)all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;

(c)all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d)all service contracts and other contracts and agreements associated with such Receivable;

23

(e)all Records related to such Receivable;

(f)all of the applicable Originator’s and the Seller’s right, title and interest in each Lock-Box and each Collection Account;

(g)all of Seller’s rights and remedies under the Performance Guarantee and the Sale Agreement; and

(h)all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Reserve” means, on any day during a month, the product of (a) the greatest of (i) the Reserve Floor, (ii) the Dynamic Reserve, and (iii) 15.00%, times (b) the Adjusted Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Reserve Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (i) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, plus (ii) the Yield Reserve, plus (iii) the Servicing Reserve, plus (iv) the lessor of (x) the Concentration Coverage Percentage and (y) 16.00%, in each case, as of the immediately preceding Cut-Off Date.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” means that certain Purchase and Contribution Agreement, dated as of September 23, 2016, by and among the Originator, the Master Servicer and the Seller.

“Sale Date” means each of the following: (a) the Closing Date, (b) the last day of each calendar month of the Seller to the extent that an Investment occurred during such calendar month, (c) the last day of each fiscal quarter of the Seller and (d) each other day (if any) designated as a “Sale Date” by the Seller in its discretion by prior written notice thereof to the Administrative Agent and each Purchaser; provided, however, that no Sale Date shall occur on or after the Termination Date.

24

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) any Ortho Party or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Investments will be used, or (c) from which repayment of the Seller Obligations will be derived.

“Scheduled Termination Date” means the earlier of (i) June 11, 2024 and (ii) the date that is 90 days prior to the occurrence of the “Maturity Date” (or other similar or replacement term) under and as defined in the Ortho Credit Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.

“Seller” has the meaning specified in the preamble to this Agreement.

“Seller Collateral” has the meaning set forth in Section 3.09(a).

“Seller Guaranty” has the meaning set forth in Section 3.01.

“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).

25

“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).

“Seller Obligation Final Due Date” means the date that is the earlier of (i) the Scheduled Termination Date and (ii) the date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Facility Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).

“Senior Notes” has the meaning assigned to such terms in the Ortho Credit Agreement.

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1.0%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on each Monthly Report delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 4.01(a).

26

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities as they become due, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital in light of the contemplated business operations of such Person and after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Special Obligor” has the meaning set forth in the Fee Letter.

“Specified Covenants” means each of the following covenants or agreements: (i) Section 8.01(e)(i), (ii) Section 8.01(e)(iv), (iii) Section 8.01(e)(vii), (iv) Section 8.01(i), (v) Section 8.01(k), (vi) Section 8.01(k), (vii) Section 8.01(n), (viii) Section 8.01(o), (ix) Section 8.01(p), (x) Section 8.01(q), (xi) Section 8.01(u), (xii) Section 8.01(v), (xiii) Section 8.01(w), (xiv) Section 8.01(aa), (xv) Section 8.02(c)(i), (xvi) Section 8.02(c)(iv), (xvii) Section 8.02(c)(vii), (xviii) Section 8.02(g) and (xix) Section 8.02(n).

“Stress Factor” means 2.00.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled:  (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tax” and “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date immediately prior to the date on which the “Termination Date” is deemed to have occurred under Section 10.01(e), (c) the date selected by the Seller upon not less than thirty (30) days’ prior written notice to the Administrative Agent and each Purchaser and (d) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01.

“Transfer” has the meaning set forth in the Sale Agreement.  “Transferring” and “Transferred” have meanings correlative thereto.

27

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“U.S.” means the United States of America.

“U.S. Person” means a United States person (within the meaning of Section 7701(a)(30) of the Code).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report, in substantially the form of Exhibit J.

“Weekly Reporting Trigger Event” means the occurrence of any of the following events: (i) an Event of Termination or (ii) the Availability at any time is less than $75,000,000.

“Wells” has the meaning set forth in the preamble to this Agreement.

“Withholding Agent” means the Seller, Master Servicer, Performance Guarantor and Administrative Agent.

“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).

“Yield and Fee Payment Date” means the 5th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof), (a) before the Termination Date:  (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the last day of the applicable Calculation Period and (ii) thereafter, each Calculation Period and (b) on and after the Termination Date, such period

28

(including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) or, in the absence of any such selection, each Calculation Period.

“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof), the sum of LMIR plus the Applicable Margin; provided, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination has occurred and is continuing shall be a rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the applicable “Yield Rate” for such Purchaser’s Capital as set forth above and (ii) the sum of the Alternative Base Rate in effect on such day plus the Applicable Margin; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.50, times (ii) the Alternative Base Rate as of the immediately preceding Cut-Off Date, times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

SECTION 1.02.  Other Interpretative Matters.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” means articles and sections of, and schedules, exhibits and annexes to, this Agreement.  For purposes of this Agreement, the other Facility Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but

29

excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

ARTICLE II

TERMS OF THE PURCHASES AND INVESTMENTS

SECTION 2.01.  Purchase Facility.

(a)Investments.  Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Purchasers shall, ratably in accordance with their respective Commitments, severally and not jointly, make payments of Capital to the Seller from time to time during the period from the Closing Date to (but excluding) the Termination Date.  Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes.  Under no circumstances shall any Purchaser be obligated to make any Investment if, after giving effect thereto:

(i)	the Aggregate Capital would exceed the Facility Limit at such time;
(ii)	the aggregate outstanding Capital of such Purchaser would exceed its Commitment; or
(iii)	the Aggregate Capital would exceed the Capital Coverage Amount at such time.

(b)Sale of Receivables and Other Sold Assets.  In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on each Sale Date, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to such Sold Receivables, (iii) all Collections with respect to such Sold Receivables and (iv) all proceeds of the foregoing.  Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.

(c)Intended Characterization as a Purchase and Sale.  It is the intention of the parties to this Agreement that the transfer and conveyance of the Seller’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) on each Sale Date pursuant to this Agreement shall constitute a purchase and sale and not a pledge for security, and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14).  For the avoidance of doubt, this

30

clause (c) shall not be construed to limit or otherwise modify Section 5.05 or any rights, interests, liabilities or obligations of any party thereunder.

(d)Obligations Not Assumed.  Notwithstanding any provision contained in this Agreement or any other Facility Document to the contrary, the foregoing sales, assignments, transfers and conveyances set forth in Section 2.01(b) do not constitute, and are not intended to result in, the creation or an assumption by the Administrative Agent or any Purchaser of any obligation or liability of the Seller, any Originator, the Master Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, the Originators, the Master Servicer and such other Persons, as applicable.

(e)Selection, Designation and Reporting of Sold Receivables.  The Seller (or the Master Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall ensure that each Sold Receivable is both (x) an Eligible Receivable and (y) a Billed Receivable, on the date when first included as a Sold Receivable, (ii) the Seller shall select Sold Receivables from the Pool Receivables on an invoice-by-invoice basis, and the Seller shall transfer pursuant to Section 2.01(b) 100% of its interest in any invoice that reflects Sold Receivables, such that all Receivables reflected or evidenced by such an invoice shall be included as Sold Receivables, and (iii) except by operation of Section 4.01(a), the Seller shall not permit the aggregate Outstanding Balance of Sold Receivables to exceed the Aggregate Capital at any time.  The Seller shall maintain (or cause the Master Servicer to maintain) books and records sufficient to readily identify the Sold Receivables.  The Seller and Master Servicer shall cause all Sold Receivables to be identified (i) on each Monthly Report delivered hereunder for which the related Cut-Off Date is the last day of a fiscal quarter of the Seller and (ii) on each other Monthly Report delivered hereunder to the extent that an Investment occurred during the related Calculation Period.

(f)No Right to Repurchase.  The Seller hereby acknowledges and agrees that under no circumstance shall the Seller have any right to repurchase all or any portion of the Sold Assets from the Administrative Agent or any Purchaser.

SECTION 2.02.  Making Investments; Return of Capital.  (a) Each Investment hereunder shall be made on written request from the Seller to the Administrative Agent and each Purchaser delivered on a Business Day in the form of an Investment Request attached hereto as Exhibit A.  Each such request for an Investment shall be made no later than 12:00 p.m. (New York City time) on the proposed date of such Investment (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of Capital requested (which amount shall not (x) be less than $500,000 and shall be an integral multiple of $100,000 and (y) cause the aggregate Outstanding Balance of all Sold Receivables (after giving effect to the addition of Pool Receivables to the Sold Receivables in connection with such Investment) to exceed the Aggregate Capital), (ii) the allocation of such amount among the Purchasers (which shall be ratable based on the Commitments) and (iii) the date such requested Investment is to be made (which shall be a Business Day).  Unless the information in each Investment Request is also entered by the Seller on-line in the Administrative

31

Agent’s electronic “C.E.O.” portal, the requested Investment shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Investment shall not be funded until) satisfactory completion of the Administrative Agent’s authentication process.

(a)On the date of each Investment specified in the applicable Investment Request, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Seller in same day funds an aggregate amount equal to the amount of Capital requested, at the Facility Account.

(b)Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to the Seller any funds in connection with any Investment shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date such Investments are requested (it being understood, that no Purchaser shall be responsible for the failure of any other Purchaser to make funds available to the Seller in connection with any Investment hereunder).

(c)The Seller shall return in full the outstanding Capital of each Purchaser on the Seller Obligation Final Due Date.  Prior thereto, the Seller shall, on each Settlement Date, reduce the outstanding Capital of the Purchasers to the extent required under Section 4.01 and otherwise in accordance with such Section 4.01 (subject to the priorities for payment set forth therein) by paying the amount of such reduction to the Purchasers in accordance with Section 4.02.  Additionally, if on any Business Day the Seller or the Master Servicer determines or is advised that a Capital Coverage Deficit exists, the Seller shall within one Business Day reduce the outstanding Capital of the Purchasers to the extent required to eliminate such Capital Coverage Deficit.  Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to reduce, in whole or in part by payment in accordance with Section 4.02, the outstanding Capital of the Purchasers on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Purchaser in the form of a Reduction Notice attached hereto as Exhibit E; provided, however, that (i) each such reduction shall be in a minimum aggregate amount of $500,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a reduction may be in an amount necessary to reduce any Capital Coverage Deficit existing at such time to zero and (ii) any accrued Yield and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the immediately following Yield and Fee Payment Date.

(d)The Seller may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Purchaser, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part.  Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $50,000,000.  In connection with any partial reduction in the Facility Limit, the Commitment of each Purchaser shall be ratably reduced.

(e)In connection with any reduction of the Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of each Purchaser in excess of its Commitment as so reduced and (B) all other outstanding Seller Obligations with respect to such

32

reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion).  Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, by paying such amounts to the Purchasers.

(f)Increases in Commitments.  So long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, upon notice to the Administrative Agent and each Purchaser, the Seller may request on a one-time basis that the Purchasers ratably increase their respective Commitments, in an aggregate amount not to exceed $25,000,000; provided, that such request for an increase shall be in a minimum amount of $10,000,000.  At the time of sending such notice with respect to the Purchasers, the Seller (in consultation with the Administrative Agent and the Purchasers) shall specify (i) the aggregate amount of such increase and (ii) the time period within which such Purchasers and the Administrative Agent are requested to respond to the Seller’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent and the Purchasers).  Each of the Purchasers and the Administrative Agent shall notify the Seller and the Master Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to make such ratable increase in such Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment.  Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser’s Commitment.  In the event that one or more Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may (in consultation with the Administrative Agent) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Purchaser as agreed in writing among the Seller, the Administrative Agent and such willing Purchasers (in each case, in their sole discretion), such that such Purchasers’ increase in their Commitment exceeds such Purchaser’s ratable share.  Any such Purchaser may agree, in its sole discretion, to such increase in its Commitment.  If the Commitment of any Purchaser is increased in accordance with this clause (g), the Administrative Agent, the Purchasers, the Seller and the Master Servicer shall (i) determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase; it being understood and agreed that the Administrative Agent or any Purchaser increasing its Commitment pursuant to this clause (g) may request any of (x) resolutions of the Board of Directors of the Seller approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the Seller and (z) such other documents, agreements and opinions reasonably requested by such Purchaser or the Administrative Agent and (ii) if applicable, rebalance Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers.

33

SECTION 2.03.  Yield and Fees.

(a)On each Yield and Fee Payment Date, the Seller shall pay to each Purchaser and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the Purchasers and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)Each Purchaser’s Capital shall accrue Yield on each day when such Capital remains outstanding at the then applicable Yield Rate for such Capital (or each applicable portion thereof).  The Seller shall pay all Yield and Fees accrued during each Yield Period on each Yield and Fee Payment Date.

(c)For the avoidance of doubt, the Seller’s obligation to pay all Fees and Yield hereunder when due shall not be contingent up the receipt or availability of Collections and to the extent any such amount is not otherwise paid on the related Yield and Fee Payment Date, such amount shall be paid on the following Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04.  Records of Investments and Capital.  Each Purchaser shall record in its records, the date and amount of each Investment made by the Purchasers hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof.  Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error.  The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Facility Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.

ARTICLE III

seller guaranty

SECTION 3.01.  Guaranty of Payment.  The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”).  The Seller Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising.  To the extent the obligations of the Seller hereunder in respect to the Seller Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then such obligations of the Seller shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).

34

SECTION 3.02.  Unconditional Guaranty.  The obligations of the Seller under the Seller Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Facility Document or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  The Seller agrees that the Seller Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Facility Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and the Seller hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, the Master Servicer or the Performance Guarantor or any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right.  The Seller further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of the Seller Guaranty. The Seller further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Facility Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Facility Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Seller’s obligations under the Seller Guaranty; it being the purpose and intent of the Seller that its obligations under the Seller Guaranty shall be absolute, independent and unconditional under any and all circumstances.  Neither the Seller Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Master Servicer or the Performance Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Master Servicer or the Performance Guarantor.  The Seller hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations  and notice of or proof of reliance by the Administrative Agent or any Purchaser on the Seller Guaranty or acceptance of the Seller Guaranty.  All dealings between any Obligor, any Originator, the Master Servicer, the Performance Guarantor or the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the Seller Guaranty.  The Seller hereby represents and warrants that it is, and immediately after giving effect to the Seller Guaranty and the obligation evidenced hereby, will be, Solvent.  The Seller Guaranty and the obligations of the Seller under the Seller Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them:  (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect

35

to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Termination) of any Facility Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Seller Collateral, (F) any defenses, set-offs or counterclaims which the Seller, any Originator, the Master Servicer, the Performance Guarantor or any Obligor may allege or assert against the Administrative Agent  or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Seller as an obligor in respect of the Sold Assets or the Guaranteed Obligations.

SECTION 3.03.  Modifications.  The Seller agrees that: (a) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (b) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (c) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Originator, the Seller, the Master Servicer or the Performance Guarantor and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (e) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (f) any deposit balance for the credit of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or the Seller or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Seller, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

SECTION 3.04.  Waiver of Rights.  The Seller expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Seller Guaranty by the Purchasers and the Administrative Agent; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter

36

securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the Seller might otherwise be entitled; (f) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by the Seller, to (A) proceed against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (h) any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the Seller’s liability under the Seller Guaranty or the enforcement of the Seller Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the Seller Guaranty.

SECTION 3.05.  Reinstatement.  Notwithstanding anything contained in this Agreement or the other Facility Documents, the obligations of the Seller under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Seller agrees that it will indemnify Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

37

SECTION 3.06.  Remedies.  The Seller agrees that, as between the Seller, on the one hand, and Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Seller.

SECTION 3.07.  Subrogation.  The Seller hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. The Seller further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.

SECTION 3.08.  Inducement. The Purchasers have been induced to make the Investments under this Agreement in part based upon the Seller Guaranty that the Seller desires that the Seller Guaranty be honored and enforced as separate obligations of the Seller, should Administrative Agent and the Purchasers desire to do so.

SECTION 3.09.Security Interest.

(a)To secure the prompt payment and performance of the Guaranteed Obligations, the Seller Guaranty and all other Seller Obligations, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the Seller, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Seller Collateral”): (i) all Unsold Receivables, (ii) all Related Security with respect to such Unsold Receivables, (iii) all Collections with respect to such Unsold Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement; (vi) all other personal and fixture property or assets of the Seller of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The

38

Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC.  The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(b)Immediately upon the occurrence of the Final Payout Date, the Seller Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Purchaser Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.

(c)For the avoidance of doubt, the grant of security interest pursuant to this Section 3.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 5.05.

SECTION 3.10.  Further Assurances.  Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article III.

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01.  Settlement Procedures.

(a)The Master Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Master Servicer or the Seller or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, (A) the Master Servicer may release to the Seller from such Collections received on Unsold Receivables the amount (if any) necessary to pay the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of the Sale Agreement and (B) the Master Servicer may release to the Seller all or a portion of such Collections received on Sold Receivables in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new

39

Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Release”).  On each Settlement Date, the Master Servicer (or, following its assumption of control of the Collection Accounts (to the extent that funds have not previously been released by the Administrative Agent to the Master Servicer), the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)first, to the Master Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Yield Period (plus, if applicable, the amount of Servicing Fees payable for any prior Yield Period to the extent such amount has not been distributed to the Master Servicer);

(ii)second, to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), all accrued and unpaid Yield and Fees due to such Purchaser and other Purchaser Party for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Yield and Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser or Purchaser Party;

(iii)third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Deficit exists on such date, to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Deficit to zero ($0);

(y)on and after the occurrence of the Termination Date, to each Purchaser (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return in full of the aggregate outstanding Capital of such Purchaser at such time; or

(z)prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the return of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);

(iv)fourth, to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties (ratably, based on the amount due and owing at such time), for the

40

payment of all other Seller Obligations then due and owing by the Seller to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties; and

(v)fifth, the balance, if any, to be paid to the Seller for its own account.

Amounts payable pursuant to clauses first through fourth above shall be paid first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables and other Seller Collateral.  The Seller’s right to receive payments (if any) from time to time pursuant to clause fifth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Seller Collateral.

(b)All payments or distributions to be made by the Master Servicer, the Seller and any other Person to the Purchasers (or their respective related Affected Persons and the Seller Indemnified Parties), shall be paid or distributed to the related Purchaser at its Purchaser’s Account.  Each Purchaser, upon its receipt in the applicable Purchaser’s Account of any such payments or distributions, shall distribute such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties ratably; provided that if such Purchaser shall have received insufficient funds to pay all of the above amounts in full on any such date, such Purchaser shall pay such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof.

(c)If and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent, such Purchaser Party, such Affected Person or such Seller Indemnified Party, as the case may be, shall have a claim against the Seller for such amount.

(d)For the purposes of this Section 4.01:

(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Master Servicer or any Affiliate of the Master Servicer, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Master Servicer or any Affiliate of the Master Servicer, and an Obligor (any such reduction or adjustment, a “Dilution”), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, to the extent that either (x) the effect of such Dilution is to cause a Capital Coverage Deficit

41

or (y) such Dilution occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by, any Ortho Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such Dilution occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such Dilution and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such Dilution occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such Dilution;

(ii)if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and, to the extent that either (x) the effect of such breach is to cause a Capital Coverage Deficit or (y) such breach occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by, any Ortho Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such breach and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)if and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02.  Payments and Computations, Etc.  (a) All amounts to be paid by the Seller or the Master Servicer to the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Purchaser’s Account.

42

(a)Each of the Seller and the Master Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Alternative Base Rate, payable on demand.

(b)All computations of interest under subsection (b) above and all computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Alternative Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE V
INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST

SECTION 5.01.  Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

(ii)subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5.03, (B) Taxes described in clause (b) and (c) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Facility Document, any Capital or any participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Purchaser hereunder with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or (C) maintaining its obligation to make any Investment or to fund or maintain any Capital (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Seller shall pay

43

to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)Capital and Liquidity Requirements.  If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Facility Document, (B) the commitments of such Affected Person hereunder or under any other Facility Document, (C) the Investments made by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person, the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

(c)Adoption of Changes in Law.  The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Facility Document), and may commence allocating charges to or seeking compensation from the Seller under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.

(d)Certificates for Reimbursement.  A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error.  The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.

(e)Delay in Requests.  Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

44

SECTION 5.02.  [Reserved].

SECTION 5.03.  Taxes.

(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Seller under any Facility Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to a Purchaser Party, Affected Person or Seller Indemnified Party, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Purchaser Party, Affected Person or Seller Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Seller.  The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)Indemnification by the Seller.  The Seller shall indemnify each Affected Person, within ten (10) days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) Taxes that arise because an Investment or any Capital is not treated for consistently with the Intended Tax Treatment (such indemnification will include any Taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing).  Promptly upon notice by the Administrative Agent or any Affected Person, the Seller shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority (or to the Administrative Agent or such Affected Person if such Taxes have already been paid to the relevant taxing authority or Governmental Authority); provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Seller.  A certificate as to the amount of such payment or liability delivered to the Seller by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.

(d)Indemnification by the Purchasers.  Each Purchaser shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons

45

(but only to the extent that the Seller and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Seller, the Master Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser or any of their respective Affiliates that are Affected Persons to comply with Section 14.03 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrative Agent shall be conclusive absent manifest error.  Each Purchaser hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser or any of its respective Affiliates that are Affected Persons under any Facility Document or otherwise payable by the Administrative Agent to such Purchaser or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority pursuant to this Section 5.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Affected Persons.  (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Affected Person, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.

(ii)Without limiting the generality of the foregoing:

(A)an Affected Person that is a U.S. Person shall deliver to the Seller and the Administrative Agent on or prior to the date on which any payments are made under any Facility Document and from time to time upon the reasonable request of the Seller or the Administrative Agent,

46

executed originals or copies of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding Tax;

(B)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the Affected Person) on or prior to the date on which any payments are made under any Facility Document and from time to time upon the reasonable request of the Seller or the Administrative Agent, whichever of the following is applicable:

(1)in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Facility Document, executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals or copies of Internal Revenue Service Form W-8ECI;

(3)in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or

(4)to the extent such Affected Person is not the beneficial owner, executed originals or copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or

47

other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and

(C)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals or copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made.

(g)Documentation Required by FATCA.  If a payment made to an Affected Person under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)Survival.  Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller Obligations and the Master Servicer’s obligations hereunder.

(i)Updates.  Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

48

SECTION 5.04.  Inability to Determine LMIR; Change in Legality.  Subject to Section 5.06:

(a)if on any day, (i) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LMIR for such day or (ii) the Administrative Agent determines or is advised in writing by the Majority Purchasers that LMIR for such day will not adequately and fairly reflect the cost to such Purchasers of making an Investment or maintaining their Portion of Capital for such day, then the Administrative Agent shall give written notice thereof to the Seller and the Purchasers as promptly as practicable thereafter and, until the Administrative Agent notifies the Seller and the Purchasers that the circumstances giving rise to such notice no longer exist, (x) any Investment requested to be made on such day shall be funded at the sum of the Alternative Base Rate plus the Applicable Margin and (y) with respect to any outstanding Portion of Capital then funded at the sum of LMIR plus the Applicable Margin, such Portion of Capital’s Yield Rate shall be converted immediately to the sum of the Alternative Base Rate plus the Applicable Margin.

(b)If on any day the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance with any Change in Law, shall make it unlawful or impossible for the Purchasers to fund or maintain any Portion of Capital at or by reference to LMIR, then the Administrative Agent shall give written notice thereof to the Seller and the Purchasers as promptly as practicable thereafter and, until the applicable Purchaser notifies the Seller and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to LMIR and (ii) the Yield Rate for any outstanding Portions of Capital then funded at or by reference to LMIR shall be converted immediately to the sum of the Alternative Base Rate plus the Applicable Margin.

SECTION 5.05.  Back-Up Security Interest.

(a)If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Facility Documents (including all Seller Obligations).  Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Facility Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

49

(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC.  The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c)For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.05 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 3.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.05, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.05 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).

SECTION 5.06.  Benchmark Replacement Setting

(a)Benchmark Replacement.

(i)Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting on the date agreed to by the Administrative Agent and the Seller.

(ii)Notwithstanding anything to the contrary herein or in any other Facility Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then current Benchmark for all purposes hereunder or under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Seller a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice

50

after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Seller.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller of (i) any occurrence of a Benchmark Transition Event or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.06(d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Seller, except, in each case, as expressly required pursuant to this Section 5.06.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LMIR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a conversion to or continuation of Investments to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Seller will be deemed

51

to have converted any such request into a request for a conversion under the Alternative Base Rate.  During any Benchmark Unavailability Period or at any time that a tenor for the then current Benchmark is not an Available Tenor, the component of the Alternative Base Rate based upon the then current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternative Base Rate.

(f) London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (c) of this Section 5.06 shall be deemed satisfied.

(g)Certain Defined Terms.  As used in this Section 5.06:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Yield Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to Section 5.06(d).

“Benchmark” means, initially, LMIR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LMIR or the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.06(a).

“Benchmark Replacement” means, for any Available Tenor,

(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2)	the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;
52

(3)

the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller as the replacement for the then current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then current Benchmark for Dollar denominated syndicated or bilateral credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b) with respect to any Term SOFR Transition Event the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Yield Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b)

the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2)	for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may
53

be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated or bilateral credit facilities; and

(3)

for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of LMIR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 5.06(a) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then current Benchmark:

54

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)	in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Seller pursuant to Section 5.06 (a)(ii); or

(4)	in the case of an Early Opt-in Election, the date agreed to in writing by the Administrative Agent and the Seller.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such

55

statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 5.06.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then current Benchmark is LMIR, the occurrence of the joint election in writing by the Administrative Agent and the Seller to trigger a fallback from LMIR.

“Floor” means, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to such Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LMIR, 11:00 a.m. (London time) on the day that is two (2) London banking

56

days preceding the date of such setting, and (2) if such Benchmark is not LMIR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Seller of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 5.06 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE VI

CONDITIONS to Effectiveness and INVESTMENTS

SECTION 6.01.  Conditions Precedent to Effectiveness and the Initial Investment.  This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Facility Documents.

57

SECTION 6.02.  Conditions Precedent to All Investments.  Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)the Seller shall have delivered to the Administrative Agent and each Purchaser an Investment Request for such Investment, in accordance with Section 2.02(a);

(b)the Master Servicer shall have delivered to the Administrative Agent and each Purchaser all Monthly Reports and Weekly Reports required to be delivered hereunder;

(c)the conditions precedent to such Investment specified in Section 2.01(a)(i) through (iii), shall be satisfied;

(d)on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;

(iii)no Capital Coverage Deficit exists or would exist after giving effect to such Investment;

(iv)the Termination Date has not occurred; and

(v)no breach or default has occurred and is continuing under (x) the Ortho Credit Agreement or (y) any other Debt that is owed (or guaranteed) by any Ortho Party that is outstanding in a principal amount of at least $75,000,000 in the aggregate.

SECTION 6.03.  Conditions Precedent to All Releases.  Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)after giving effect to such Release, the Master Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield and Fees, in each case, through the date of such Release, (y) the amount of any Capital Coverage Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Release;

(b)the Seller shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Seller in accordance with the terms of the Sale Agreement; and

58

(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Release;

(iii)no Capital Coverage Deficit exists or would exist after giving effect to such Release; and

(iv)the Termination Date has not occurred.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01.  Representations and Warranties of the Seller.  The Seller represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)Due Organization and Qualification.

(i)The Seller (i) is duly organized or incorporated and existing and in good standing under the laws of the jurisdiction of its organization or incorporation, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Facility Documents to which it is a party and to carry out the transactions contemplated thereby.

(ii)Ortho owns 100% of all Equity Interests of the Seller.  The Seller is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(iii)There are no subscriptions, options, warrants, or calls relating to any shares of the Seller’s Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

59

(b)Due Authorization; No Conflict.

(i)The execution, delivery, and performance by the Seller of the Facility Documents to which it is a party have been duly authorized by all necessary action on the part of the Seller.

(ii)The execution, delivery, and performance by the Seller of the Facility Documents to which it is a party do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to the Seller or any order, judgment, or decree of any court or other Governmental Authority binding on the Seller, (B) conflict with, result in a breach of, contravene or constitute (with due notice or lapse of time or both) a default under (1) the Governing Documents of the Seller, (2) any Facility Document or (3) any other material agreement of the Seller where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of the Seller, (C) require compliance with any bulk sales act or similar law or (D) require any approval of any holder of Equity Interests of the Seller or any approval or consent of any Person under any material agreement of the Seller, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c)Governmental Consents.  The execution, delivery, and performance by the Seller of the Facility Documents to which the Seller is a party and the consummation of the transactions contemplated by the Facility Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Sold Assets and Seller Collateral to be made, or otherwise delivered to the Administrative Agent for filing or recordation, as of the Closing Date.

(d)Binding Obligations; Perfected Liens.

(i)Each Facility Document for which the Seller is a party thereto has been duly executed and delivered by the Seller and is the legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(ii)This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Seller’s right, title and interest in, to and under substantially all of the Sold Assets and Seller Collateral which (A) ownership or security interest has been perfected and is enforceable against creditors of

60

and purchasers from the Seller and (B) will be free of all Adverse Claims in such Sold Assets and Seller Collateral.

(e)Title to Assets; No Encumbrances.

(i)Prior to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Seller owns and has good and marketable title to such Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person. After giving effect to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Administrative Agent owns or has a first priority perfected security interest in the Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person.

(ii)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and (solely to the extent perfection may be achieved by filing a financing statement under the UCC) Related Security from each Originator to the Seller pursuant to the Sale Agreement and the Seller’s sale of, and grant of a security interest in, the Sold Assets and Seller Collateral (solely to the extent perfection may be achieved by filing a financing statement under the UCC) to the Administrative Agent pursuant to this Agreement.

(iii)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets or Seller Collateral.  The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Sold Assets or Seller Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.

(f)Litigation.  There are no actions, suits, or proceedings (including (x) any proceeding seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any Product or (y) other civil or criminal proceedings that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction) pending or, to the knowledge of the Seller, after due inquiry, threatened in writing against the Seller that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(g)Compliance with Laws.  The Seller is not (i) in violation of any Applicable Laws, rules, regulations, executive orders, or codes (including Healthcare Laws and Public Health Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or

61

foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(h)Solvency.  (i) The Seller is, and after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will be, Solvent and (ii) no transfer of property is being made by the Originator or the Seller and no obligation is being incurred by the Seller in connection with the transactions contemplated by this Agreement or the other Facility Documents with the intent to hinder, delay, or defraud either present or future creditors of the Seller or Obligor.

(i)Employee Benefits.  Neither the Seller nor any of its ERISA Affiliates maintains or contributes to any Benefit Plan.

(j)Accuracy of Information.  All Monthly Reports, Weekly Reports, Investment Requests, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by or on behalf of the Seller pursuant to any provision of this Agreement or any other Facility Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Facility Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to any projected or pro forma financial information, the Seller covenants only that such projected or pro forma financial information will be prepared in good faith based upon assumptions that are believed to be reasonable at the time such information is prepared, and it is understood that such projected or pro forma financial information may vary from the actual results and that such variances may be material.

(k)Taxes.  The Seller has (i) timely filed all tax returns required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all Taxes.

(l)Tax Status.  The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  The Seller is not subject to any Tax in any jurisdiction outside the United States.  The Seller is not subject to any material amount of Taxes imposed by a state or local taxing authority.

(m)Margin Stock.  The Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Investments will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

62

(n)Investment Company Act; Volcker Rule.  The Seller (i) is not an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule.  In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(o)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(p)Ortho Credit Agreement.  The facility established by this Agreement and the other Facility Documents constitutes a “Qualified Receivables Financing” and the Seller constitutes a “Receivables Subsidiary”, in each case as defined in the Ortho Credit Agreement.

(q)The Lock-Boxes and Collection Accounts.

(i)Instructions.  The Seller or the Master Servicer have instructed all Obligors to remit payments on Receivables to the Lock-Boxes or the Collection Accounts, and has not delivered to any Obligor any instructions to the contrary.  The Seller has taken, or have caused to be taken, all actions necessary or advisable to assure that all Collections are received in the Lock-Boxes and the Collection Accounts.

(ii)Nature of Collection Accounts.  Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(iii)Ownership.  Each Lock-Box and Collection Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

(iv)Arrangement.  No Ortho Party has established any lock-box, lock-box account or other deposit account for the receipt of Collections other than the Lock-Boxes and the Collection Accounts.  Each Lock-Box is linked to a Collection Account.

(v)Control Agreements.  Each Lock-Box and Collection Account is subject to a Control Agreement and the Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.  No Ortho Party has granted any Person (other than the Administrative Agent, the Seller, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.  To the extent that funds other than Collections are deposited into any Collection Account, the Seller or the Master Servicer can promptly trace and identify which funds constitute Collections.

(r)No Material Adverse Effect.  Since the date of formation of the Seller, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

63

(s)Corporate Representations of the Seller.

(i)The Seller was formed on August 30, 2016.  The Seller has no Subsidiaries.

(ii)The organizational identification number, chief executive office, jurisdiction of organization and organizational identity of the Seller is as set forth on Schedule VI.  The Seller is located in the jurisdiction of organization named in such schedule for purposes of Section 9-307 of the Code as in effect in the State of New York, and the office in the jurisdiction of organization of the Seller in which a UCC financing statement is required to be filed in order to perfect the security interest granted by the Seller hereunder is Secretary of State of the State of Delaware.

(iii)The sole and exclusive business of the Seller is the acquisition of Receivables and Related Security pursuant to the Sale Agreement for its own account and the financing provided pursuant to the terms of this Agreement.

(iv)The Seller is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof, and the Seller hereby acknowledges that Administrative Agent and each Purchaser Party is entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a separate legal entity from the Originator and from each such other Affiliate.

(t)Representations Regarding Sold Assets and Seller Collateral.

(i)The Receivables constitute accounts or general intangibles within the meaning of the applicable UCC.

(ii)The Seller has no trade names, fictitious names, assumed names, or “doing business as” names or other names under which it has done or is doing business.

(iii)The Seller has not intentionally (A) misstated any calculation of Eligible Receivables or the Capital Coverage Amount hereunder, or (B) misrepresented any Receivable as qualifying as an Eligible Receivable or intentionally included such misrepresented Receivable in the Net Pool Balance at the time so included.

(iv)The Transfer of the Receivables and related assets to the Seller by the Originator under the Sale Agreement constitute valid “true sales” or “true contributions” and transfers for consideration (and not merely a pledge of such Receivables and assets for security purposes), enforceable against creditors of the Originator, and no such Receivables or related assets shall constitute property of the Originator.

64

(v)The Sale Agreement is the only agreement pursuant to which the Seller acquires Receivables; the Seller has furnished to Administrative Agent a true, correct and complete copy of the Sale Agreement, and the Sale Agreement is in full force and effect and no “Event of Termination” under the Sale Agreement or event or circumstance that would with the passage of time or the giving of notice (or both) constitute an “Event of Termination” under the Sale Agreement.

(vi)The Seller has given reasonably equivalent value to the Originator in consideration for the Transfer by the Originator to the Seller of the Receivables and Related Security under the Sale Agreement, no such Transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Seller, and no such Transfer is or may be voidable or subject to avoidance under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable U.S. jurisdictions from time to time in effect and affecting the rights of creditors generally.

(vii)The Seller accounts for the Transfers to it from the Originator of interests in Receivables, Related Security and Collections under the Sale Agreement as “true” capital contributions and “true” sales of such Receivables, Related Security and Collections in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(viii)Each remittance of Collections by or on behalf of the Seller to the Administrative Agent or any Purchaser, will have been (A) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller, and (B) made in the ordinary course of business or financial affairs of the Seller.

(ix)The Seller and the Master Servicer each have the right (whether by license, sublicense or assignment) to use all of the licenses, computer software and other intellectual property used by the Originator and/or the Master Servicer to bill and collect all Receivables and otherwise account for and administer the Sold Assets and Seller Collateral, and, in the case of the Seller and the Master Servicer, to assign (by way of sale or collateral pledge) or sublicense such rights to use all of such intellectual property to the Administrative Agent.

(x)Each Contract with respect to each Pool Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’

65

rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)None of (i) the Seller, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Seller or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Seller or any Subsidiary that will act in any capacity in connection with or benefit from the Facility Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(ii)Each of the Seller and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Seller and its Subsidiaries, each director, officer, and to the knowledge of the Seller, employee, agent and Affiliate of the Seller and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)No proceeds of any Investment have been used, directly or indirectly, by the Seller, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(aa).

(v)Bulk Sales Act.  No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(w)Opinions.  The facts regarding the Ortho Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Facility Documents are true and correct in all material respects.

(x)Beneficial Ownership Certification.  As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

66

(y)Other Facility Documents.  Each representation and warranty made by the Seller under each other Facility Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Facility Document, the representations and warranties contained in this Section shall remain in full force and effect until the Final Payout Date.

SECTION 7.02.  Representations and Warranties of the Master Servicer.  The Master Servicer represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)Due Organization and Qualification.  The Master Servicer (i) is duly organized or incorporated and existing and in good standing under the laws of the jurisdiction of its organization or incorporation and (ii) has all requisite power and authority to enter into the Facility Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)Due Authorization; No Conflict.

(i)The execution, delivery, and performance by the Master Servicer of the Facility Documents to which it is a party have been duly authorized by all necessary action on the part of the Master Servicer.

(ii)The execution, delivery, and performance by the Master Servicer of the Facility Documents to which it is a party do not and will not (A) violate any provision of federal, state, or local law or regulation applicable to the Master Servicer, or any order, judgment, or decree of any court or other Governmental Authority binding on the Master Servicer, except as could not be reasonably expected to have a Material Adverse Effect, (B) conflict with, result in a breach of, contravene or constitute (with due notice or lapse of time or both) a default under (1) the Governing Documents of the Master Servicer, (2) any Facility Document or (3) any other material agreement of the Master Servicer where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of the Master Servicer, (D) require compliance with any bulk sales act or similar law or (E) require any approval of any holder of Equity Interests of the Master Servicer or any approval or consent of any Person under any material agreement of the Master Servicer, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c)Organization and Good Standing.  The Master Servicer (i) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect and (ii) has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except as could not could reasonably be expected to result in a Material Adverse Effect.

67

(d)Governmental Consents.  The execution, delivery, and performance by Master Servicer of the Facility Documents to which the Master Servicer is a party and the consummation of the transactions contemplated by the Facility Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for (i) filings and recordings with respect to the Sold Assets and Seller Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Closing Date and (ii) as could not reasonably be expected to have a Material Adverse Effect.

(e)Binding Obligations.  Each Facility Document to which the Master Servicer is a party has been duly executed and delivered by the Master Servicer and is the legally valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(f)Litigation.

(i)There are no actions, suits, or proceedings (including (x) any proceeding seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any Product or (y) other civil or criminal proceedings that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction) pending or, to the knowledge of the Master Servicer, after due inquiry, threatened in writing against the Master Servicer that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(ii)Schedule VII sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $10,000,000 that, as of the Closing Date, is pending or, to the knowledge of the Master Servicer, after due inquiry, threatened against the Master Servicer, of (A) the parties to such actions, suits, or proceedings, (B) the nature of the dispute that is the subject of such actions, suits, or proceedings, (C) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (D) whether any liability of the Master Servicer in connection with such actions, suits, or proceedings is covered by insurance.

(g)Compliance with Laws.  The Master Servicer is not (i) in violation of any Applicable Laws, rules, regulations, executive orders, or codes (including Healthcare Laws and Public Health Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

68

(h)Accuracy of Information.  All Monthly Reports, Weekly Reports, Investment Requests, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by the Master Servicer pursuant to any provision of this Agreement or any other Facility Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Facility Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to any projected or pro forma financial information, the Seller covenants only that such projected or pro forma financial information will be prepared in good faith based upon assumptions that are believed to be reasonable at the time such information is prepared, and it is understood that such projected or pro forma financial information may vary from the actual results and that such variances may be material.

(i)No Material Adverse Effect.  All historical financial statements relating to the Master Servicer or the Parent that have been delivered to Administrative Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Master Servicer’s consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 31, 2020, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

(j)Taxes.  The Master Servicer has (i) timely filed all material income and other tax returns (federal, state and local) required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all material income and other taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(k)The Lock-Boxes and Collection Accounts.

(i)Instructions.  The Seller or the Master Servicer have instructed all Obligors to remit payments on Receivables to the Lock-Boxes or the Collection Accounts, and has not delivered to any Obligor any instructions to the contrary.  The Seller has taken, or have caused to be taken, all actions necessary or advisable to assure that all Collections are received in the Lock-Boxes and the Collection Accounts.

(ii)Nature of Collection Accounts.  Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(iii)Ownership.  Each Lock-Box and Collection Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

69

(iv)Arrangement.  No Ortho Party has established any lock-box, lock-box account or other deposit account for the receipt of Collections other than the Lock-Boxes and the Collection Accounts.  Each Lock-Box is linked to a Collection Account.

(v)Control Agreements.  Each Lock-Box and Collection Account is subject to a Control Agreement and the Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.  No Ortho Party has granted any Person (other than the Administrative Agent, the Seller, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.  To the extent that funds other than Collections are deposited into any Collection Account, the Seller or the Master Servicer can promptly trace and identify which funds constitute Collections.

(l)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(m)Ortho Credit Agreement.  The facility established by this Agreement and the other Facility Documents constitutes a “Qualified Receivables Financing” and the Seller constitutes a “Receivables Subsidiary”, in each case as defined in the Ortho Credit Agreement.

(n)Location of Records.  The offices where the initial Master Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the Master Servicer’s address specified on Schedule III.

(o)Credit and Collection Policy.  The Master Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(p)Servicing Programs.  No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Master Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than (i) those which have been obtained and are in full force and effect and (ii) those for which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

(q)Servicing of Pool Receivables.  Since the Closing Date there has been no material adverse change in the ability of the Master Servicer to service and collect the Pool Receivables and the Related Security.

(r)Other Facility Documents.  Each representation and warranty made by the Master Servicer under each other Facility Document to which it is a party (including, without limitation, the Sale Agreement) is true and correct in all material respects as of the date when made.

(s)Investment Company Act.  The Master Servicer is not an “investment company” registered or required to be registered under the Investment Company Act.

70

(t)Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)None of (i) the Master Servicer, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Master Servicer or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Master Servicer or any Subsidiary that will act in any capacity in connection with or benefit from the Facility Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(ii)Each of the Master Servicer and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Master Servicer and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Master Servicer and its Subsidiaries, each director, officer, and to the knowledge of Master Servicer, employee, agent and Affiliate of Master Servicer and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)No proceeds of any Investment have been used, directly or indirectly, by the Master Servicer, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(aa).

(u)Financial Condition.  The audited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of December 31, 2020 and the related statements of income and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(v)Employee Benefits.  Neither the Master Servicer nor any of its ERISA Affiliates maintains or contributes to any Benefit Plan.

(w)Bulk Sales Act.  No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

71

(x)Opinions.  The facts regarding the Ortho Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Facility Documents are true and correct in all material respects.

(y)Other Facility Documents.  Each representation and warranty made by the Master Servicer under each other Facility Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Facility Document, the representations and warranties contained in this Section shall remain in full force and effect until the Final Payout Date.

ARTICLE VIII

COVENANTS

SECTION 8.01.  Covenants of the Seller.  At all times from the Closing Date until the Final Payout Date:

(a)Payment of Principal and Yield.  The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.

(b)Financial Statements, Reports, Certificates.  The Seller agrees to (a) maintain a system of accounting that enables the Seller to produce financial statements in accordance with GAAP and (b) maintain (or cause to be maintained) and implement administrative and operating procedures (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of all collections of and adjustments of each Receivable).

(c)Existence.  The Seller will at all times preserve and keep in full force and effect its valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to its businesses.

(d)Financial Reporting.  The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Master Servicer on its behalf) shall furnish to the Administrative Agent and each Purchaser:

(i)Annual Financial Statements of the Seller.  Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a Financial Officer

72

of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.

(ii)Monthly Reports.  As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

(iii)Weekly Reports.  If a Weekly Reporting Trigger Event has occurred and is continuing, a Weekly Report not later than the second Business Day of each calendar week, calculated as of the last day of the immediately prior calendar week.

(iv)Other Information.  Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(v)Know Your Customer.  Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

(vi)Other Reports and Filings.  Promptly after the furnishing thereof, copies of any notices received by any Ortho Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Ortho Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of the Ortho Credit Agreement, the Senior Notes or any Junior Financing in a principal amount greater than $200,000,000 and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 8.01(d).

(e)Notices.  The Seller (or the Master Servicer on its behalf) will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)Notice of Events of Termination or Unmatured Events of Termination.  A statement of a Financial Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.

(ii)Representations and Warranties.  The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Facility Document to be true and correct in any material respect when made.

73

(iii)Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Ortho Party, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.

(iv)Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

(v)Name Changes.  At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)Change in Accountants or Accounting Policy.  Any change in (A) the external accountants of any Ortho Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Facility Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)Termination Event.  The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(viii)Material Adverse Change.  Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial condition of the Seller, the Master Servicer, the Performance Guarantor or any Originator.

(f)Conduct of Business.  The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(g)Compliance with Laws.  The Seller will comply with the requirements of all Applicable Laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(h)Disclosure Updates.  The Seller will promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished to Administrative Agent or the Purchasers contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the

74

circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

(i)Furnishing of Information and Inspection of Receivables.  The Seller will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Lease Receivables, the Pool Receivables and the other Sold Assets and the Seller Collateral as the Administrative Agent or any Purchaser may reasonably request.  The Seller will, at the Seller’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Lease Receivables, the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Lease Receivables, the Pool Receivables, the other Sold Assets, the Seller Collateral or the Seller’s performance hereunder or under the other Facility Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Lease Receivables, Pool Receivables and other Sold Assets and the Seller Collateral; provided, that the Seller shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

(j)Payments on Receivables, Collection Accounts.  The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box.  The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary (i) to identify Collections received from time to time on Pool Receivables, (ii) to segregate such Collections from Lease Receivable Collections and other property of the Master Servicer and the Originators and (iii) to identify Lease Receivable Collections received from time to time and the Lease Receivable to which each portion of Lease Receivable Collections relate.  If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account.  The Seller (or the Master Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Control Agreement.  The Seller shall not permit funds other than (i) Collections on Pool Receivables, (ii) other Sold Assets and Seller Collateral and (iii) Lease Receivable Collections, to be deposited into any Collection Account.  If such funds are nevertheless deposited into any Collection Account, the Seller (or the Master Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the

75

appropriate Person entitled to such funds.  The Seller will not, and will not permit the Master Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds (other than the temporary commingling with Lease Receivable Collections on the terms set forth in this Agreement).  The Seller shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank.  The Seller shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.  The Seller shall ensure that no disbursements are made from any Collection Account, other than (i) such disbursements that are made at the direction and for the account of the Seller and (ii) the transfer of Lease Receivable Collections out of the Collection Accounts.

Notwithstanding anything to the contrary set forth in this Agreement or any other Facility Document:

(i)within five Business Days of deposit of any Lease Receivable Collections into any Collection Account (or the related Lock-Box), the Seller (or the Master Servicer on its behalf) shall identify the portion of funds deposited into each Collection Account (and any related Lock-Box) that represent Lease Receivable Collections;

(ii)the Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to (a) identify Lease Receivable Collections received from time to time and (b) segregate such Lease Receivable Collections from other property of the Master Servicer and the Originators; and

(iii)on each Business Day, the Seller (or the Master Servicer on its behalf) shall provide such information with respect to Lease Receivable Collections deposited into each Collection Account (and any related Lock-Box) as reasonably requested by the Administrative Agent.

(k)Disposal of Assets.  Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets or any Seller Collateral, or assign any right to receive income in respect thereof.

(l)Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 9.02, the Seller will not, and pursuant to Section 8.02(i) the Master Servicer will not, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract.  The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises

76

required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(m)Change in Credit and Collection Policy.  The Seller will not make any change in the Credit and Collection Policy that would reasonably be expected to materially and adversely impact the validity, enforceability, value or collectibility of any material portion of the Pool Receivables, without the prior written consent of the Administrative Agent and the Majority Purchasers.  Promptly following any change in the Credit and Collection Policy, the Seller or Master Servicer will deliver a copy of the updated Credit and Collection Policy and a summary of all changes to the Administrative Agent and each Purchaser.

(n)Fundamental Changes.  The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than an Originator.  The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, make any change in the Seller’s name, identity, corporate structure or location or make any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Facility Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(o)Limitation on Issuance of Equity Interests.  The Seller will not issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests, except as may be required to reflect Contributions (as defined in the Sale Agreement).

(p)Amendments to Governing Documents and Material Agreements.  The Seller will not, directly or indirectly, without the prior written consent of the Administrative Agent:

(i)amend, modify, waive or terminate any terms or conditions of the Sale Agreement or any other Facility Document to which it is a party or assignee;

(ii)exercise any discretionary rights granted to the Seller under the Sale Agreement pursuant to provisions thereof providing for certain actions to be taken “with the consent of the Company”, “acceptable to the Company” as “specified by the Company”, “in the reasonable judgment of the Company” or similar provisions, except in any manner that could not reasonably be expected to be adverse to the interests of the Purchasers or the Administrative Agent; or

(iii)amend, modify, or change any of the terms or provisions of its Governing Documents.

77

(q)Collateral Covenants.

(i)The Seller will, and will direct the Originator to, account for and treat (whether in financial statements, records or otherwise) the transactions contemplated by the Sale Agreement as capital contributions and sales of the “Transferred Property” (as defined therein) by the Originator to the Seller.

(ii)With respect to each Receivable acquired by the Seller from the Originator, the Seller will (i) acquire such Receivable pursuant to and in accordance with the terms of the Sale Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Seller’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Receivables and other Sold Assets and Seller Collateral related thereto.

(r)Books and Records.  The Seller shall maintain and implement (or cause the Master Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(s)Identifying of Records.  The Seller shall: (i) identify (or cause the Master Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.

(t)Change in Payment Instructions to Obligors.  The Seller shall not (and shall not permit the Master Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

(u)Security Interest, Etc.  The Seller shall (and shall cause the Master Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a

78

valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request.  In order to evidence the security interests of the Administrative Agent under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections.  The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest.  The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law.  Notwithstanding anything else in the Facility Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Facility Documents, without the prior written consent of the Administrative Agent.

(v)Restricted Payments.  (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(i)Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following way: the Seller may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Seller is Solvent.

(ii)The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.

(w)Other Business.  The Seller will not: (i) engage in any business other than the transactions contemplated by the Facility Documents, (ii) create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except for Debt evidenced by this Agreement or the other Facility Documents or (iii) form or acquire any Subsidiary or make any investments in any other Person.

79

(x)Use of Collections Available to the Seller.  The Seller shall apply the Collections available to the Seller to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Facility Documents and (ii) other legal and valid purposes.

(y)Further Assurances; Change in Name or Jurisdiction of Origination, etc.  (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Facility Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Facility Document.  Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(i)The Seller authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii)The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(z)Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Seller will (i) maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification (or a certification that the Seller qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Seller ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or directly to such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(aa)Use of Proceeds.  The Seller will not request any Investment, and the Seller shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers,

80

employees and agents shall not use, the proceeds of any Investment, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(bb)Accounting Methods.  The Seller will not modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or Applicable Law).

(cc)Transactions with Affiliates.  The Seller will not, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of the Seller except for the transactions permitted or contemplated by this Agreement, the Sale Agreement and the other Facility Documents.

(dd)Commingling.  The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, ensure that for each calendar month, that no more than 10.0% of the aggregate amount of all funds deposited into the Collection Accounts (or related Lock-Boxes) during such calendar month constitute Lease Receivable Collections.

(ee)Taxes.  The Seller will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all tax returns required to be filed by it and (ii) pay, or cause to be paid, all taxes.

(ff)Seller’s Tax Status.  The Seller will remain a wholly-owned subsidiary of a U.S. Person and not be subject to withholding under Section 1446 of the Code. The Seller shall not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The Seller shall not become subject to any Tax in any jurisdiction outside the United States.  The Seller shall not become subject to any material amount of Taxes imposed by a state or local taxing authority.

SECTION 8.02.  Covenants of the Master Servicer.  At all times from the Closing Date until the Final Payout Date:

(a)Existence.  The Master Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of New York.  The Master Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

81

(b)Financial Reporting.  The Master Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Master Servicer shall furnish to the Administrative Agent and each Purchaser:

(i)Quarterly Financial Statements of Parent.  As soon as available, and in any event within 45 days after the close of each fiscal quarter of Parent (other than the fourth fiscal quarter), a consolidated balance sheet, income statement and statement of cash flows of Parent and its Subsidiaries as of the end of such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and, in each case, accompanied by a certificate of a Financial Officer of the Master Servicer to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such person and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the above, it is understood and agreed that the public availability of Parent’s applicable report on Form 10-Q shall satisfy the requirements of this Section 8.02(b)(i).

(ii)Annual Financial Statements of Parent.  As soon as available, and in any event within 90 days after the close of each fiscal year of Parent, a consolidated balance sheet, income statement and statement of cash flows of Parent and its Subsidiaries, as of the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, in each case, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be furnished to the Administrative Agent, and shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any respect. Notwithstanding the above, it is understood and agreed that the public availability of Parent’s applicable report on Form 10-K shall satisfy the requirements of this Section 8.02(b)(ii).

(iii)Compliance Certificates.  Within 90 days of the end of each fiscal year of Parent and within 45 days of the end of each fiscal quarter of Parent (other than the fourth fiscal quarter), a certificate of a Financial Officer of the Master Servicer substantially in the form of Exhibit H stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination has occurred and is continuing, stating the nature and status thereof.

(iv)Monthly Report.  As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

(v)Weekly Reports.  If a Weekly Reporting Trigger Event has occurred and is continuing, a Weekly Report not later than the second Business Day of each calendar week, calculated as of the last day of the immediately prior calendar week.

82

(vi)Know Your Customer.  Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

(vii)Other Information.  Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(c)Notices.  The Master Servicer will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)Notice of Events of Termination or Unmatured Events of Termination.  A statement of a Financial Officer of the Master Servicer setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Master Servicer proposes to take with respect thereto.

(ii)Representations and Warranties.  The failure of any representation or warranty made or deemed made by the Master Servicer under this Agreement or any other Facility Document to be true and correct in any material respect when made.

(iii)Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

(v)Name Changes.  At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)Change in Accountants or Accounting Policy.  Any change in (A) the external accountants of any Ortho Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Facility Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

83

(vii)Termination Event.  The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(viii)Material Adverse Change.  Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Master Servicer, the Performance Guarantor or the Seller.

(d)Conduct of Business.  The Master Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)Compliance with Laws.  The Master Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)Disclosure Updates.  The Master Servicer will promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished to Administrative Agent or the Purchasers contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

(g)Furnishing of Information and Inspection of Receivables.  The Master Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Lease Receivables, the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Purchaser may reasonably request.  The Master Servicer will, at the Master Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Lease Receivables, the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Master Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Lease Receivables, the Pool Receivables, the other Sold Assets, the Seller Collateral or the Master Servicer’s performance hereunder or under the other Facility Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Master Servicer having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Master Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect

84

to the Lease Receivables, the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, that the Master Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

(h)Payments on Receivables, Collection Accounts.  The Master Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box.  The Master Servicer will, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables, (ii) to segregate such Collections from Lease Receivable Collections and other property of the Master Servicer and the Originators and (iii) to identify Lease Receivable Collections received from time to time and the Lease Receivable to which each portion of Lease Receivable Collections relate.  If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account.  The Master Servicer shall not permit funds other than (i) Collections on Pool Receivables, (ii) other Sold Assets and Seller Collateral and (iii) Lease Receivable Collections, to be deposited into any Collection Account.  If such funds are nevertheless deposited into any Collection Account, the Master Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds.  The Master Servicer will not, and will not permit the Seller, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds (other than the temporary commingling with Lease Receivable Collections on the terms set forth in this Agreement).  The Master Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank.  The Master Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.  The Master Servicer shall ensure that no disbursements are made from any Collection Account, other than (i) such disbursements that are made at the direction and for the account of the Seller and (ii) the transfer of Lease Receivable Collections out of the Collection Accounts.

Notwithstanding anything to the contrary set forth in this Agreement or any other Facility Document:

(i)within five Business Days of deposit of any Lease Receivable Collections into any Collection Account or a Lock-Box, the Master Servicer shall identify the portion of funds deposited into each Collection Account (and any related Lock-Box) that represent Lease Receivable Collections;

(ii)the Master Servicer will, and will cause each Originator to, at all times, maintain such books and records necessary to (a) identify Lease Receivable Collections

85

received from time to time and (b) segregate such Lease Receivable Collections from other property of the Master Servicer and the Originators; and

(iii)on each Business Day, the Master Servicer shall provide such information with respect to Lease Receivable Collections deposited into each Collection Account (and any related Lock-Box) as reasonably requested by the Administrative Agent.

(i)Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 9.02, the Master Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Master Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(j)Change in Credit and Collection Policy.  The Master Servicer will not make any change in the Credit and Collection Policy that would reasonably be expected to materially and adversely impact the validity, enforceability, value or collectibility of any material portion of the Pool Receivables, without the prior written consent of the Administrative Agent and the Majority Purchasers.  Promptly following any change in the Credit and Collection Policy, the Master Servicer will deliver a copy of the updated Credit and Collection Policy and a summary of all changes to the Administrative Agent and each Purchaser.

(k)Records.  The Master Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the timely and full collection of all Pool Receivables (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(l)Identifying of Records.  The Master Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(m)Change in Payment Instructions to Obligors.  The Master Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.

86

(n)Security Interest, Etc.  The Master Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request.  In order to evidence the security interests of the Administrative Agent under this Agreement, the Master Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections.  The Master Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest.  The Administrative Agent’s approval of such filings shall authorize the Master Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law.  Notwithstanding anything else in the Facility Documents to the contrary, the Master Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Facility Documents, without the prior written consent of the Administrative Agent.

(o)Further Assurances; Change in Name or Jurisdiction of Origination, etc.  The Master Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Facility Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Facility Document.  Without limiting the foregoing, the Master Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Master Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(p)Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Master Servicer will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Master Servicer, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in

87

a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(q)Taxes.  The Master Servicer will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(r)Seller’s Tax Status.   The Master Servicer shall not take or cause any action to be taken that could result (and shall not fail to take any action the omission of which could result) in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is a wholly-owned subsidiary of a U.S. Person for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(s)Contractual Dilution.  The Master Servicer shall include in each Monthly Report delivered to Administrative Agent, the Contractual Dilution Reserve for the then outstanding Pool Receivables as of the Cut-Off Date for the prior Calculation Period, including the specific amounts related to each applicable Obligor.  The Contractual Dilution Reserve shall be calculated by the Master Servicer, on behalf of the Seller, in the ordinary course based on the Contractual Dilution then expected to occur with respect to the then outstanding Pool Receivables as reasonably determined by the Master Servicer.  Additionally, the Master Servicer shall deliver such other information and reports reasonably requested by the Administrative Agent with respect to the Contractual Dilution Reserve, including a comparison of the Contractual Dilution Reserve to the actual Contractual Dilution with respect to prior Calculation Periods, in form and substance reasonably satisfactory to the Administrative Agent.

(t)Change in Contractual Dilution Accrual.  The Master Servicer will not make any material change in the methodology used to calculate Contractual Dilution Reserve without the prior written consent of the Administrative Agent.

(u)Commingling.  The Master Servicer will, and will cause each Originator to, at all times, ensure that for each calendar month, that no more than 10.0% of the aggregate amount of all funds deposited into the Collection Accounts (or related Lock-Boxes) during such calendar month constitute Lease Receivable Collections.

(v)Lease Receivables.  The Master Servicer shall not (and shall not permit any Originator or any Affiliate thereof to) enter into any Lease Receivable Financing Document, unless the Administrative Agent shall have received (i) prior written notice thereof, (ii) an executed copy of an Intercreditor Agreement from the related Lease Receivable Financier, in form and substance reasonably satisfactory to the Administrative Agent and (iii) such other documents, certificates, instruments, UCC filings and opinions as may be reasonably requested by the Administrative

88

Agent.  The Master Servicer shall ensure that at any time that any Lease Receivable Financing is then outstanding, that each invoice that includes both Lease Receivables and Receivables (i) separately identifies such Lease Receivables as a separate and distinct line item in such invoice and (ii) permits the calculation of the aggregate amount of Lease Receivables and the aggregate amount of Receivables included in such invoice, solely based on the face of such invoice.

SECTION 8.03.  Separate Existence of the Seller.  Each of the Seller and the Master Servicer hereby acknowledges that the Secured Parties, the Purchasers and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Facility Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Master Servicer, the Performance Guarantor and their Affiliates.  Therefore, each of the Seller and Master Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Master Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Master Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Master Servicer shall take such actions as shall be required in order that:

(a)Special Purpose Entity.  The Seller will be a special purpose company whose primary activities are restricted in its Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Sold Assets and Seller Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Facility Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)No Other Business or Debt.  The Seller shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Facility Documents.

(c)Independent Manager.  Not fewer than one member of the Seller’s board of managers or directors (the “Independent Manager”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer or employee, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent managers

89

thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (z) is employed by Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, Delaware Trust Company or Citadel SPV (USA) LLC.  For purposes of this clause (c), “Parent Group” means (i) the Parent, the Master Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners.  For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.  A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Seller shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Manager of the Seller, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Manager, or the failure of such Independent Manager to satisfy the criteria for an Independent Manager set forth in this clause (c), in which case the Seller shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Manager satisfies the criteria for an Independent Manager set forth in this clause (c).

The Seller’s Limited Liability Company Agreement shall provide that: (A) the Seller’s board of managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.

The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Seller, the Parent, the Performance Guarantor, any Originator, the Master Servicer or any of their respective Affiliates.

(d)Organizational Documents.  The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or

90

otherwise modify its ability to comply with the terms and provisions of any of the Facility Documents.

(e)Conduct of Business.  The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(f)Compensation.  Any officer, employee, independent contractor, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers, employees, independent contractors, consultants or agents as the Master Servicer (or any other Affiliate thereof), the salaries, fees, costs and expenses relating to such Persons shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers, employees, independent contractors, consultants and agents.  The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Facility Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g)Servicing and Costs.  The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool.  The Seller will not incur any indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee.  To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h)Operating Expenses.  The Seller’s operating expenses will not be paid by the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof.

(i)Books and Records.  The Seller’s books and records will be maintained separately from those of the Master Servicer, the Parent, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller.

(j)Disclosure of Transactions.  All financial statements of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the

91

Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof.

(k)Segregation of Assets.  The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof.

(l)Corporate Formalities.  The Seller will strictly observe limited liability company formalities in its dealings with the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables.  The Seller shall not maintain joint bank accounts or other depository accounts to which the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Master Servicer solely in its capacity as such) has independent access.  The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof.  The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.

(m)Arm’s-Length Relationships.  The Seller will maintain arm’s-length relationships with the Master Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof.  Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.  Neither the Seller on the one hand, nor the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.  The Seller, the Master Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(n)Allocation of Overhead.  To the extent that Seller, on the one hand, and the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Seller shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

92

ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES

SECTION 9.01.  Appointment of the Master Servicer.

(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Master Servicer in accordance with this Section 9.01.  Until the Administrative Agent gives notice to Ortho (in accordance with this Section 9.01) of the designation of a new Master Servicer, Ortho is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (at the direction of the Majority Purchasers) designate as Master Servicer any Person (including itself) to succeed Ortho or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b)Upon the designation of a successor Master Servicer as set forth in clause (a) above, Ortho agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Master Servicer, and Ortho shall cooperate with and assist such new Master Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Master Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)Ortho acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Purchaser have relied on Ortho’s agreement to act as Master Servicer hereunder. Accordingly, Ortho agrees that it will not voluntarily resign as Master Servicer without the prior written consent of the Administrative Agent and the Majority Purchasers Agents.

(d)The Master Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”) and the performance of such duties and obligations by the Sub-Servicer shall be deemed performance thereof by the Master Servicer; provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent and each Purchaser shall have the right to look solely to the Master Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Purchasers shall have consented in writing in advance to such delegation.

93

SECTION 9.02.  Duties of the Master Servicer.

(a)The Master Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators.  The Master Servicer shall set aside, for the accounts of each Purchaser, the amount of Collections to which each such Purchaser is entitled in accordance with Article IV hereof.  The Master Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Facility Document and (iii) if an Event of Termination has occurred and is continuing, the Master Servicer may take such action only upon the prior written consent of the Administrative Agent.  The Seller shall deliver to the Master Servicer and the Master Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Master Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)The Master Servicer’s obligations hereunder shall terminate on the Final Payout Date.  Promptly following the Final Payout Date, the Master Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Master Servicer, or that have been obtained by the Master Servicer, in connection with this Agreement.

SECTION 9.03.  Collection Account Arrangements.  On or prior to the Closing Date, the Seller shall have entered into Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent.  Upon the occurrence and during the continuance of a Cash Control Trigger Event, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s

94

instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Control Agreement.  The Seller hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by the Seller or the Master Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 9.04.  Enforcement Rights.

(a)At any time following the occurrence and during the continuation of an Event of Termination or a Cash Control Trigger Event:

(i)the Administrative Agent (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii)the Administrative Agent may instruct the Seller or the Master Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Seller or the Master Servicer, as the case may be, shall give such notice at the expense of the Seller or the Master Servicer, as the case may be; provided, that if the Seller or the Master Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Seller’s or the Master Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)the Administrative Agent may request the Master Servicer to, and upon such request the Master Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Master Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)notify the Collection Account Banks that the Seller and the Master Servicer will no longer have any access to the Collection Accounts;

(v)the Administrative Agent may (or, at the direction of the Majority Purchasers shall) replace the Person then acting as Master Servicer; and

95

(vi)the Administrative Agent may collect any amounts due from an Originator under the Sale Agreement or the Performance Guarantor under the Performance Guarantee.

For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination are in addition to and not exclusive of the rights and remedies contained herein and under the other Facility Documents.

(b)The Seller hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)The Master Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Master Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Master Servicer and on behalf of the Master Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Master Servicer on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05.  Responsibilities of the Seller.

(a)Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any Taxes, including any sales, excise or personal property Taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser Parties shall have any obligation or liability with respect to any Sold Assets or Seller Collateral, nor shall any of them be

96

obligated to perform any of the obligations of the Seller, the Master Servicer or any Originator thereunder.

(b)Ortho hereby irrevocably agrees that if at any time it shall cease to be the Master Servicer hereunder, it shall act (if the then-current Master Servicer so requests) as the data-processing agent of the Master Servicer and, in such capacity, Ortho shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Ortho conducted such data-processing functions while it acted as the Master Servicer.  In connection with any such processing functions, the Seller shall pay to Ortho its reasonable out-of-pocket costs and expenses from the Seller’s own funds (subject to the priority of payments set forth in Section 4.01).

SECTION 9.06.  Servicing Fee.

(a)Subject to clause (b) below, the Seller shall pay the Master Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables.  Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)If the Master Servicer ceases to be Ortho or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Master Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Master Servicer in connection with the performance of its obligations as Master Servicer hereunder.

ARTICLE X

EVENTS OF TERMINATION

SECTION 10.01.  Events of Termination.  If any of the following events (each an “Event of Termination”) shall occur:

(a)(i) any Ortho Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Facility Document (other than any such failure which would constitute an Event of Termination under clause (ii), (iii) or (iv) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for a period of thirty (30) days after the earlier of (x) the date on which such breach becomes known by any Ortho Party or any Affiliate thereof or (y) the date on which written notice of such breach is given by the Administrative Agent to any Ortho Party, (ii) any Ortho Party shall fail to perform or observe any term, covenant or agreement contained in any of the Specified Covenants, (iii) any Ortho Party shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Facility Document and such failure shall continue unremedied for two (2) Business Days or (iv) Ortho shall resign as Master Servicer, and no successor Master Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

97

(b)any representation or warranty made or deemed made by any Ortho Party (or any of their respective officers) under or in connection with this Agreement or any other Facility Document or any information or report delivered by any Ortho Party pursuant to this Agreement or any other Facility Document, shall prove to have been incorrect or untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made or delivered;

(c)the Seller or the Master Servicer shall fail to deliver a Monthly Report or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d)this Agreement or any security interest granted pursuant to this Agreement or any other Facility Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any other Sold Assets or Seller Collateral, free and clear of any Adverse Claim, except to the extent that the Administrative Agent shall fail to have a perfected security interest solely as a result of the filing by the Administrative Agent of any financing statement amendment terminating any financing statement filed by the Administrative Agent in connection with this Agreement or any other Facility Document;

(e)(i) any Ortho Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any Insolvency Proceeding shall be instituted by or against the Seller; (iii) or any Insolvency Proceeding shall be instituted by or against any other Ortho Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) any Ortho Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)as of the end of any calendar month, (i) the average of the Delinquency Ratios for the three months then most recently ended shall exceed 20.00%, (ii) the average of the Default Ratios for the three months then most recently ended shall exceed 4.00% or (iii) the average of the Dilution Ratios for the three months then most recently ended shall exceed 5.00%;

(g)a Change in Control shall occur;

(h)a Capital Coverage Deficit shall occur, and shall not have been cured within two (2) Business Days;

(i)(i) any Ortho Party or any of their respective Affiliates, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $75,000,000 in the aggregate when the same becomes

98

due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement), (ii) any such Debt (as referred to in clause (i) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof, (iii) any obligations under any Lease Financing Document shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such obligations under any Lease Financing Document shall be required to be made, in each case before the stated maturity thereof or (iv) any Lease Receivable Financier shall exercise any remedies under any Lease Receivable Financing Document;

(j)the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have an Independent Manager who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Managers, on the Seller’s board of managers or (y) to timely notify the Administrative Agent of any replacement or appointment of any manager that is to serve as an Independent Manager on the Seller’s board of managers as required pursuant to Section 8.03(c) of this Agreement;

(k)either (i) the IRS shall file notice of a lien pursuant to Section 6321 or 6323 of the Code (or any similar state or local Tax lien) with regard to any assets of the Seller, any Originator or the Parent or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or 4068 of ERISA with regard to any of the assets of any Ortho Party;

(l)(i) an “Event of Termination” (as defined in the Sale Agreement) shall occur or (ii) the Originator shall have ceased for any reason to Transfer all of its “Receivables” (as defined in the Sale Agreement) to Seller pursuant to the Sale Agreement, except with the prior written consent of Administrative Agent in its sole discretion;

(m)the  Performance Guarantee shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder;

(n)any material provision of this Agreement or any other Facility Document shall cease to be in full force and effect or any of the Seller, any Originator, the Performance Guarantor or the Master Servicer (or any of their respective Affiliates) shall so state in writing;

(o)(i) one or more judgments, orders, or decrees shall be entered against any Ortho Party involving a liability of $75,000,000 or more, in the aggregate, and such judgments, orders or decrees shall not have been paid in accordance with their terms when due, or vacated, satisfied, discharged or stayed within sixty (60) days from the entry thereof or (ii) one or more

99

judgments, orders, or decrees shall be entered against the Seller involving a liability of $16,750 or more, in the aggregate; or

(p)a Financial Covenant Breach shall occur;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Purchasers shall) by notice to the Seller (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Seller Obligation Final Due Date to have occurred (in which case the Seller Obligation Final Due Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Seller Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Seller, the Termination Date and the Seller Obligation Final Due Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable.  Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Facility Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative; provided, that the Administrative Agent will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date.  Any proceeds from liquidation of the Sold Assets and Seller Collateral shall be applied in the order of priority set forth in Section 4.01.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01.  Authorization and Action.  Each Purchaser Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall not have any duties other than those expressly set forth in the Facility Documents, and no implied obligations or liabilities shall be read into any Facility Document, or otherwise exist, against the Administrative Agent.  The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Purchaser Party except for any obligations expressly set forth herein.  Notwithstanding any provision of this Agreement or any other Facility Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Facility Document or Applicable Law.

SECTION 11.02.  Administrative Agent’s Reliance, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this

100

Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Master Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Purchaser Party or the Master Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Purchaser Party or to inspect the property (including the books and records) of any Purchaser Party; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.03.  Administrative Agent and Affiliates.  With respect to any Investment or interests therein owned by any Purchaser Party that is also the Administrative Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser Party and may exercise the same as though it were not the Administrative Agent.  The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 11.04.  Indemnification of Administrative Agent.  Each Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the respective Percentage of such Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Facility Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Facility Document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05.  Delegation of Duties.  The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

101

SECTION 11.06.  Action or Inaction by Administrative Agent.  The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Facility Document unless it shall first receive such advice or concurrence of the Purchasers or the Majority Purchasers, as the case may be, and assurance of its indemnification by the Purchasers, as it deems appropriate.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Facility Document in accordance with a request or at the direction of the Purchasers or the Majority Purchasers, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Purchaser Parties.  The Purchaser Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Facility Document (i) specifically requires the advice or concurrence of all Purchasers or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Purchaser, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Purchasers.

SECTION 11.07.  Notice of Events of Termination; Action by Administrative Agent.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Purchaser Party or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination.  If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser.  The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

SECTION 11.08.  Non-Reliance on Administrative Agent and Other Parties.  Each Purchaser Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent.  Each Purchaser Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, each Originator, the Performance Guarantor or the Master Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Facility Document.  Except for items expressly required to be delivered under any Facility Document by the Administrative Agent to any Purchaser Party, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any information concerning the Seller, any Originator, the Performance Guarantor or the Master Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

102

SECTION 11.09.  Successor Administrative Agent.

(a)The Administrative Agent may, upon at least thirty (30) days’ notice to the Seller, the Master Servicer and each Purchaser, resign as Administrative Agent.  Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Purchasers as a successor Administrative Agent and has accepted such appointment.  If no successor Administrative Agent shall have been so appointed by the Majority Purchasers, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Majority Purchasers within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Facility Documents.  After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01.  Indemnities by the Seller.

(a)Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Facility Document or the use of proceeds of the Investments or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 5.03 (other than (I) as set forth below and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim).  Without limiting or being

103

limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i)any Pool Receivable which the Seller or the Master Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;

(ii)any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Facility Documents, any Monthly Report, any Weekly Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;

(vi)any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vii)any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Facility Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

104

(ix)the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with Lease Receivable Collections);

(x)any investigation, litigation or proceeding (actual or threatened) related to (A) this Agreement or any other Facility Document or the use of proceeds of any Investments or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract or (B) any Lease Receivable Financing or the Intercreditor Agreement;

(xi)any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Facility Document;

(xii)any setoff with respect to any Pool Receivable;

(xiii)any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;

(xiv)the failure by the Seller to pay when due any Taxes, including, without limitation, sales, excise or personal property Taxes;

(xv)any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

(xvi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvii)any action taken by the Administrative Agent as attorney-in-fact for the Seller, any Originator or the Master Servicer pursuant to this Agreement or any other Facility Document;

(xviii)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xix)the use of proceeds of any Investment; or

105

(xx)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

(c)If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.

(d)Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02.  Indemnification by the Master Servicer.

(a)The Master Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Master Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Master Servicer pursuant to this Agreement or any other Facility Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Master Servicer Indemnified Amounts”); excluding (i) Master Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Master Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Master Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 5.03 (other than (I) as set forth below and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Master Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.  Without limiting or being limited by the foregoing, the Master Servicer shall pay on demand, to each Master Servicer Indemnified Party any and all amounts necessary to indemnify such Master Servicer Indemnified Party from and against any and

106

all Master Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Master Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i)any representation, warranty or statement made or deemed made by the Master Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Facility Documents, any Monthly Report, any Weekly Report or any other information or report delivered by or on behalf of the Master Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii)the failure by the Master Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iii)the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with Lease Receivable Collections);

(iv)any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

(v)any failure of the Master Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Facility Document;

(vi)any investigation, litigation or proceeding (actual or threatened) related to any Lease Receivable Financing or the Intercreditor Agreement;

(vii)any obligation of the Seller under Section 5.03; or

(viii)any breach of the representations of Section 7.01(l) or the covenants of Section 8.01(ff).

(b)If for any reason the foregoing indemnification is unavailable to any Master Servicer Indemnified Party or insufficient to hold it harmless, then the Master Servicer shall contribute to the amount paid or payable by such Master Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Master Servicer and its Affiliates on the one hand and such Master Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Master Servicer and its Affiliates and such Master Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Master Servicer under this Section shall be in addition to any liability which the Master Servicer may otherwise have, shall extend upon the same terms and conditions to Master Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns,

107

heirs and personal representatives of the Master Servicer and the Master Servicer Indemnified Parties.

(c)Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01.  Amendments, Etc.

(a)No failure on the part of any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  No amendment or waiver of any provision of this Agreement or any Facility Document or consent to any departure by any of the Seller or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Purchasers (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Master Servicer, affect the rights or duties of the Master Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser:

(i)change (directly or indirectly) the definitions of, Adjusted Net Pool Balance, Change in Control, Capital Coverage Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Seller Obligation Final Due Date, Scheduled Termination Date, Net Pool Balance or Required Reserve contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount (or any of the components thereof);

(ii)reduce the amount of Capital or Yield that is payable hereunder or delay any scheduled date for payment thereof;

(iii)change any Event of Termination;

(iv)release all or a material portion of the Sold Assets or Seller Collateral from the Administrative Agent’s security interest created hereunder;

(v)release the Seller from any of its obligations under the Seller Guaranty or terminate the Seller Guaranty, or release the Performance Guarantor from any of its obligations under the Performance Guarantee or terminate the Performance Guarantee;

108

(vi)change any of the provisions of this Section 14.01 or the definition of “Majority Purchasers”; or

(vii)change the order of priority in which Collections are applied pursuant to Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser’s Commitment hereunder without the consent of such Purchaser and (B) no amendment, waiver or consent shall reduce any Fees payable by the Seller to any Purchaser or delay the dates on which any such Fees are payable, in either case, without the consent of such Purchaser.

SECTION 14.02.  Notices, Etc.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email communication) and emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

SECTION 14.03.  Assignability; Addition of Purchasers.

(a)Assignment by Purchasers.  Each Purchaser may assign to any Eligible Assignee or to any other Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that

(i)except for an assignment by a Purchaser to either an Affiliate of such Purchaser or any other Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination or an Unmatured Event of Termination has occurred and is continuing);

(ii)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Purchaser’s Commitment; and

(iv)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

109

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Purchaser hereunder and (y) the assigning Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto).  For the sake of clarity, any sale, assignment, participation, pledge or similar transfer by a Purchaser of any Investments, Sold Receivables, or Sold Assets (whether in whole or in part) shall require and be deemed a transfer of the associated rights and obligations under this Agreement in respect therewith.

(b)Register.  The Administrative Agent shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser and the aggregate outstanding Capital (and stated Yield) of each Purchaser from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Master Servicer, the Administrative Agent, the Purchasers, and the other Purchaser Parties shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Purchaser under this Agreement for all purposes of this Agreement.  The Register shall be available for inspection by the Seller, the Master Servicer or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(c)Procedure.  Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Purchaser and an Eligible Assignee or assignee Purchaser, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Master Servicer.

(d)Participations.  Each Purchaser may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that

(i)such Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and

(ii)such Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

110

The Administrative Agent, the other Purchasers, the Seller and the Master Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.  The Seller agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e)Participant Register.  Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)Assignments by Agents.  This Agreement and the rights and obligations of the Administrative Agent and each Purchaser herein shall be assignable by the Administrative Agent or such Purchaser, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Purchaser, so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, such assignment shall require the Master Servicer’s and the Seller’s consent (not to be unreasonably withheld, conditioned or delayed).

(g)Assignments by the Seller or the Master Servicer.  Neither the Seller nor, except as provided in Section 9.01, the Master Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser (such consent to be provided or withheld in the sole discretion of such Person).

(h)Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Purchaser, or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement

111

(including, without limitation, rights to payment of Capital and Yield) and any other Facility Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Seller, the Master Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 14.04.  Costs and Expenses.  In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, (or any supplement or amendment thereof) related to this Agreement and the other Facility Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Facility Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Purchaser Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Facility Document.  In addition, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Facility Documents.

SECTION 14.05.  No Proceedings; Limitation on Payments.

(a)Each of the Master Servicer, the Administrative Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date.

(b)The provisions of this Section 14.05 shall survive any termination of this Agreement.

SECTION 14.06.  Confidentiality.

(a)Each of the Seller and the Master Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Facility Document or the identity of the Administrative Agent or any other Purchaser Party), except as the Administrative Agent and each Purchaser may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Master Servicer or their Advisors and

112

Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Master Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure prior to making such disclosure.  Each of the Seller and the Master Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.  Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Master Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(b)Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Master Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Facility Documents), except as the Seller or the Master Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Purchaser or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v) above, the Administrative Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Master Servicer of its making any such disclosure as promptly as reasonably practicable thereafter.  Each of the Administrative Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

113

(c)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Facility Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07.  GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE sold ASSETS OR SELLER COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 14.08.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09.  Integration; Binding Effect; Survival of Termination.  This Agreement and the other Facility Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10.  CONSENT TO JURISDICTION.  (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE SELLER AND THE MASTER SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN

114

EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE SELLER, THE MASTER SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  EACH OF THE SELLER AND THE MASTER SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(a)EACH OF THE SELLER AND THE MASTER SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02.  NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT.

SECTION 14.12.  Ratable Payments.  If any Purchaser Party, whether by setoff or otherwise, has payment made to it with respect to any Seller Obligations in a greater proportion than that received by any other Purchaser Party entitled to receive a ratable share of such Seller Obligations, such Purchaser Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Seller Obligations held by the other Purchaser Parties so that after such purchase each Purchaser Party will hold its ratable proportion of such Seller Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

115

SECTION 14.13.  Limitation of Liability.

(a)No claim may be made by the Seller or any Affiliate thereof or any other Person against any Purchaser Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Facility Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Seller and the Master Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  None of the Purchaser Parties and their respective Affiliates shall have any liability to the Seller or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Seller or any Affiliate thereof in connection with or as a result of this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Purchaser Party in performing its duties and obligations hereunder and under the other Facility Documents to which it is a party.

(b)The obligations of the Administrative Agent and each of the other Purchaser Parties under this Agreement and each of the Facility Documents are solely the corporate obligations of such Person.  No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Facility Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14.  Intent of the Parties.  The Seller has structured this Agreement with the intention that the obligations of the Seller hereunder (including the implementation of collections on Sold Receivables and Unsold Receivables under Article IV, obligation to return Capital to the Purchasers and make payments of Yield thereon) will be treated under United States federal, and applicable state, local and foreign tax law as debt to the Purchasers (the “Intended Tax Treatment”).  The Seller, the Master Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law.  Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15.  USA Patriot Act.  Each of the Administrative Agent and each of the other Purchaser Parties hereby notifies the Seller and the Master Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Purchaser Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Master Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Master Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Purchaser Parties to identify the Seller, the Originators, the Master Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act.  Each of the Seller and the Master Servicer agrees to provide

116

the Administrative Agent and each other Purchaser Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 14.16.  Right of Setoff.  Each Purchaser Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser Party (including by any branches or agencies of such Purchaser Party) to, or for the account of, the Seller or the Master Servicer against amounts owing by the Seller or the Master Servicer hereunder (even if contingent or unmatured); provided that such Purchaser Party shall notify the Seller or the Master Servicer, as applicable, promptly following such setoff.

SECTION 14.17.  Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.18.  Mutual Negotiations.  This Agreement and the other Facility Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Facility Document or any provision hereof or thereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Facility Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19.  Captions and Cross References.  The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.  Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20.  Post-Closing Covenant.

(a)No later than 30 days following the Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent a fully executed Account Control Agreement with respect to the Collection Account, in form and substance reasonably satisfactory to the Administrative Agent.

(b)No later than 30 days following the Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent a written opinion of counsel to the Ortho Parties,

117

in form and substance reasonably satisfactory to the Administrative Agent, covering enforceability and security interest perfection matters with respect to the Account Control Agreement.

(c)Notwithstanding anything to the contrary set forth in this Agreement or any other Facility Document, the failure of the Seller or the Master Servicer to timely perform its obligations under this Section 14.20 shall constitute an immediate Event of Termination under this Agreement with no grace period.

[Signature Pages Follow]

118

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORTHO-CLINICAL DIAGNOSTICS US FINANCECO I, LLC By: /s/ John K. Sanders Name: John K. Sanders Title: President

ORTHO-CLINICAL DIAGNOSTICS US FINANCECO I, LLC, as the Master Servicer By: /s/ John K. Sanders Name: John K. Sanders Title: Vice President of Finance and Treasurer

S-I

WELLS FARGO BANK, N.A., as Administrative Agent By: /s/ Jonathan Davis Name: Jonathan Davis Title: Asst Vice President

WELLS FARGO BANK, N.A., as a Purchaser By: /s/ Jonathan Davis Name: Jonathan Davis Title: Asst Vice President

S-2

SCHEDULE I
Commitments

Party	Capacity	Commitment
Wells Fargo Bank, N.A.	Purchaser	$75,000,000

S-I